Exhibit 2.73

VIDEOTRON LTD./VIDÉOTRON LTÉE

US$700,000,000

5.700% SENIOR NOTES DUE JANUARY 15, 2035

INDENTURE

Dated as of November 8, 2024

Computershare Trust Company, N.A.,

as Trustee

This INDENTURE, dated as of November 8, 2024, is by and among VIDEOTRON LTD., a corporation under the laws of the Province of Québec, each Guarantor listed on the signature pages hereto, and COMPUTERSHARE TRUST COMPANY, N.A., a national association, as trustee (the “Trustee”).

The Company, each Guarantor and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 5.700% Senior Notes due January 15, 2035 issued under this Indenture (the “Notes”):

Article 1.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01	Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

“144A Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold for initial resale in reliance on Rule 144A.

“Accounts Receivable Entity” means a Subsidiary of the Company or any other Person in which the Company or any Restricted Subsidiary of the Company makes an investment:

(a)	that is formed solely for the purpose of, and that engages in no activities other than activities in connection with, financing accounts receivable;
(b)	that is designated as an Accounts Receivable Entity;
(c)

no portion of the Indebtedness or any other obligation (contingent or otherwise) of which (a) is at any time guaranteed by the Company or any of its Restricted Subsidiaries (excluding guarantees of obligations (other than any guarantee of Indebtedness) pursuant to Standard Securitization Undertakings), (b) is at any time recourse to or obligates the Company or any of its Subsidiaries in any way, other than pursuant to Standard Securitization Undertakings, or (c) subjects any asset of the Company or any of its Restricted Subsidiaries, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(d)

with which neither the Company nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than contracts, agreements, arrangements and understandings entered into in the ordinary course of business on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company in connection with a Qualified Receivables Transaction and fees payable in the ordinary course of business in connection with servicing accounts receivable in connection with such a Qualified Receivables Transaction; and

(e)

with respect to which neither the Company nor any of its Restricted Subsidiaries has any obligation to maintain or preserve the solvency or any balance sheet term, financial condition, level of income or results of operations thereof.

“Additional Notes” means any Notes (other than Initial Notes and Notes issued under Sections 2.06, 2.07, 2.10 and 3.06 hereof) issued under this Indenture in accordance with Sections 2.02 and 2.15 hereof, and which shall be in registered form.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of more than 10% of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, redemption or exchange.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the Capital Lease Obligations under the Capital Lease resulting from such Sale and Leaseback Transaction as reflected on the consolidated balance sheet of the Company. Attributable Debt may be reduced by the present value of the rental obligations, calculated on the same basis that any sublessee has for all or part of the same property.

“Back-to-Back Preferred Shares” means Preferred Shares issued:

(a)

to the Company or a Restricted Subsidiary by an Affiliate of the Company in circumstances where, immediately prior to or after, as the case may be, the issuance of such Preferred Shares, an Affiliate of such entity has loaned on an unsecured basis to such entity, or an Affiliate of such entity has subscribed for Preferred Shares of such entity in, an amount equal to the requisite subscription price for such Preferred Shares;

(b)

by the Company or a Restricted Subsidiary to one of its Affiliates in circumstances where, immediately prior to or after, as the case may be, the issuance of such Preferred Shares, such entity has loaned an amount equal to the proceeds of such issuance to an Affiliate on an unsecured basis; or

(c)

by the Company or a Restricted Subsidiary to one of its Affiliates in circumstances where, immediately prior to or after, as the case may be, the issuance of such Preferred Shares, such entity has used the proceeds of such issuance to subscribe for Preferred Shares issued by an Affiliate.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any other Canadian federal or provincial law or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Board of Directors” means:

(a)	with respect to a corporation, the board of directors of the corporation;
(b)	with respect to a partnership, the board of directors or other governing body of the partnership or of the general partner(s) of the partnership; and

(c)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary (or individual performing comparable duties) of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Legal Holiday.

“Canadian Taxing Authority” means any federal, provincial, territorial or other Canadian government or any authority or agency therein having the power to tax.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Markets Indebtedness” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued (a) in a public offering by prospectus qualified under applicable securities laws in any province or territory of Canada and/or registered under the Securities Act, (b) in a private placement to institutional investors under National Instrument 45-106 – Prospectus Exemptions (Regulation 45-106 respecting Prospectus Exemptions in Québec) or any similar securities laws in Canada, or (c) in a private placement to institutional investors in accordance with Rule 144A, Regulation D or Regulation S under the Securities Act, whether or not it includes registration rights. For the avoidance of doubt, the term “Capital Markets Indebtedness” does not include any Indebtedness under the Credit Agreement, Indebtedness incurred in connection with a Sale and Leaseback Transaction, Capital Lease Obligations or recourse transfer of any financial asset or any other type of Indebtedness incurred in a manner not customarily viewed as a “securities offering.”

“Capital Stock” means:

(a)	in the case of a corporation, corporate stock;
(b)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(c)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(d)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Change of Control” means the occurrence of any of the following:

(a)

the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder or a Related Party of a Permitted Holder;

(b)	the adoption of a plan relating to the liquidation or dissolution of the Company;
(c)

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person, other than a Permitted Holder or a Related Party of a Permitted Holder, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

(d)

during any consecutive two-year period, the first day on which individuals who constituted the Board of Directors of the Company as of the beginning of such two-year period (together with any new directors who were nominated for election or elected to such Board of Directors with the approval of a majority of the individuals who were members of such Board of Directors, or whose nomination or election was previously so approved at the beginning of such two-year period) cease to constitute a majority of the Board of Directors of the Company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Decline with respect to the Notes.

“Clearstream” means Clearstream Banking S.A. and any successor thereto.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” means Videotron Ltd. (Vidéotron ltée in its French version) and any successor thereto.

“Consolidated Net Tangible Assets” means, with respect to the Company and its Subsidiaries on a consolidated basis, the total assets of the Company and its Subsidiaries, after deducting therefrom (a) current liabilities excluding Indebtedness, (b) goodwill, (c) intangible assets, except separately acquired stand-alone intangible assets (such as, without limitation, mobile communication licences) and internally developed intangible assets (such as, without limitation, software), all as set forth on the most recent consolidated statement of financial position (balance sheet) of the Company and computed in accordance with GAAP.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 hereof, or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement” means the Amended and Restated Credit Agreement, dated as of June 16, 2015, as amended and supplemented through the date hereof, by and among, inter alios, the Company, as borrower, the lenders and guarantors party thereto, and The Royal Bank of Canada as Administrative Agent, and as such Credit Agreement may be further amended (including any amendment or restatement thereof), supplemented or otherwise modified from time to time.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities, or other debt arrangements (including, without limitation, under this Indenture), in each case with banks, other institutional lenders or investors, providing for revolving credit loans, term loans, notes, receivables financing (including, to the extent Indebtedness, through the sale of accounts receivables to such lenders or investors or to an Accounts Receivable Entity) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates entered into with any commercial bank or other financial institutions.

“Custodian” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(c) hereof as Custodian with respect to the Notes, and any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt, exclusions from the exculpation provisions with respect to such Indebtedness for the voluntary bankruptcy of the relevant joint venture entity or Unrestricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 or 2.10 hereof, in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(b) hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, Back-to-Back Preferred Shares will not constitute Disqualified Stock. The term “Disqualified Stock” shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is 91 days after the date on which the Notes mature.

“Distribution Compliance Period” means the 40-day distribution compliance period as defined in Regulation S.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear systems, and any successor thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exempted Secured Indebtedness” means any Indebtedness secured by any Lien: (i) incurred or entered into on or after the Issue Date to finance the acquisition, improvement or construction of such property and secured by Liens placed on such property within 270 days of acquisition, improvement or construction and securing Indebtedness not to exceed 2.5% of the Company’s Consolidated Net Tangible Assets at any time outstanding; (ii) on Principal Property or the shares or Indebtedness of Restricted Subsidiaries and existing at the time of acquisition of the property, stock or Indebtedness; (iii) owing to the Company or any other Restricted Subsidiary; or (iv) existing at the time a corporation or other Person becomes a Restricted Subsidiary.

“Fitch” means Fitch Ratings, Inc., or any successor to the rating agency business thereof.

“GAAP” means generally accepted accounting principles, consistently applied, as in effect in Canada from time to time and which, as of the date of this Indenture, is IFRS.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means the global Notes, registered in the name of the Depositary or its nominee, in the form of Exhibit A hereto issued in accordance with Article 2 hereof.

“Governmental Authority” means the Government of Canada, any other nation or any political subdivision thereof, whether provincial, state, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank, fiscal or monetary authority or other authority regulating financial institutions, and any other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.

“Guarantee” means each guarantee of the obligations with respect to the Notes issued by a Subsidiary of the Company pursuant to the terms of this Indenture.

“Guarantors” means each Person that, on the Issue Date, is a guarantor under the Credit Agreement or any Capital Markets Indebtedness of the Company, and each other Person that becomes a Guarantor, as required pursuant to the terms of this Indenture after the Issue Date, in each case, until such Person is released from its guarantee of the Notes in accordance with the terms of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person pursuant to any Interest Rate Agreement or Currency Exchange Protection Agreement.

“Holder” means a Person in whose name a Note is registered.

“IFRS” means the international financial reporting standards adopted by the International Accounting Standards Board to the extent applicable at that time to the relevant financial statements.

“Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common shares of the Company, the payment of dividends on preferred stock in the form of additional shares of preferred stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies.

“Incur” means, with respect to any Indebtedness or other Obligation of any Person, to create, incur, issue, assume, guarantee or otherwise become indirectly or directly liable, contingently or otherwise, with respect of such Indebtedness or other Obligation.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(a)	representing principal of and premium, if any, in respect of borrowed money;
(b)	representing principal of and premium, if any, evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(c)	in respect of bankers’ acceptances;
(d)	representing Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

(e)	representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable;
(f)

representing the amount of all obligations of such Person with respect to the repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Shares (in each case, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends); or

(g)	representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Hedging Obligations, Attributable Debt, Disqualified Stock and Preferred Shares) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person. The term “Indebtedness” will not include Non-Recourse Equity Pledge Debt or Standard Securitization Undertakings.

The amount of any Indebtedness described above in clauses (a) through (g) and in the preceding paragraph outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and shall be:

(a)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount, and
(b)	the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness;

provided, however, that if any Indebtedness denominated in a currency other than Canadian dollars is hedged or swapped through the maturity of such Indebtedness under a Currency Exchange Protection Agreement, the amount of such Indebtedness will be adjusted to the extent of any positive or negative value (to the extent the obligation under such Currency Exchange Protection Agreement is not otherwise included as Indebtedness of such Person) of such Currency Exchange Protection Agreement.

“Indenture” means this instrument, as originally executed or as it may from time to time be supplemented or amended in accordance with Article 9 hereof.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means US$700.0 million aggregate principal amount of Notes issued in registered form under this Indenture on the date hereof.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) under the Securities Act.

“Interest Payment Dates” shall have the meaning set forth in paragraph 1 of each Note.

“Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates entered into with any commercial bank or other financial institution.

“Investment Grade Rating” means a rating equal to or higher than “Baa3” (or the equivalent) by Moody’s, BBB- (or the equivalent) by Fitch, and “BBB-” (or the equivalent) by S&P.

“Issue Date” means November 8, 2024, the date of the initial issuance of the Notes.

“Law” means (a) any domestic or foreign statute, law (including common and civil law), treaty, code, ordinance, rule, regulation, restriction or by-law (zoning or otherwise); (b) any judgement, order, writ, injunction, decision, ruling, decree or award; (c) any regulatory policy, practice, guideline or directive; or (d) any franchise, licence, qualification, authorization, consent, exemption, waiver, right, permit or other approval of any Governmental Authority, binding on or affecting the Person referred to in the context in which the term is used or binding on or affecting the property of such Person, in each case whether or not having the force of law.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in each of the City of New York, Montréal, Toronto, the city in which the Corporate Trust Office of the Trustee is located or any other place of payment on the Notes are authorized by law, regulation or executive order to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, hypothecation, assignment for security or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected or duly published under applicable law, including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of, or agreement to give, any hypothec or any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Material Adverse Effect” shall mean, with respect to the Notes, a material adverse effect on (i) the business, operations, prospects, properties or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole, or (ii) the Company’s ability to perform its obligations and liabilities in respect of the Notes under this Indenture.

“Moody’s” means, collectively, Moody’s Investors Service, Inc. and/or its licensors and affiliates or any successor to the rating agency business thereof.

“Non-Recourse Debt” means Indebtedness:

(a)

as to which neither the Company nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, except in each case for Customary Recourse Exceptions and Non-Recourse Equity Pledge Debt; and

(b)

no default with respect to which would permit, upon notice, lapse of time or both, any holder of any other Indebtedness (other than the Notes) of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

“Non-Recourse Equity Pledge Debt” means a guarantee by the Company or any Restricted Subsidiary of Indebtedness owing to any lender(s) to a joint venture entity or Unrestricted Subsidiary; provided that recourse on such guarantee is limited to (a) a Lien on any intercompany Indebtedness owing by such joint venture entity or Unrestricted Subsidiary to the Company or such Restricted Subsidiary, as applicable, (b) a Lien on any Equity Interests in such joint venture entity or Unrestricted Subsidiary owned by the Company or such Restricted Subsidiary, as applicable, and/or (c) obligations relating to Customary Recourse Exceptions.

“Notes” means the Initial Notes and the Additional Notes, if any.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Principal Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Principal Financial Officer,

the Principal Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of the Company.

“Officer’s Certificate” means a certificate signed by one officer of the Company.

“Opinion of Counsel” means a written opinion from legal counsel reasonably acceptable to the Trustee; provided that the counsel may be an employee of or counsel to the Company.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, the Notes.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to DTC, shall include Euroclear and Clearstream.

“Permitted Holders” means one or more of the following persons or entities:

(a)	Quebecor Inc.;
(b)	Quebecor Media Inc.;
(c)	any issue of the late Pierre Péladeau;
(d)	any trust having as its sole beneficiaries one or more of the persons or entities listed in clause (c) above, in this clause (d) or in clause (e) below;
(e)	any corporation, partnership or other entity controlled by one or more of the persons or entities referred to in clause (c) or (d) above or in this clause (e); and
(f)	CDP Capital d’Amérique Investissements Inc.

“Permitted Liens” means any one or more of the following:

(1)	Liens in favor of the Company or a Restricted Subsidiary;
(2)

Liens on any property of any Person existing at the time such Person becomes a Restricted Subsidiary, or at the time such Person amalgamates or merges with the Company or a Restricted Subsidiary, which Liens are not created in contemplation of such Person becoming a Restricted Subsidiary or effecting such amalgamation or merger;

(3)	Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;
(4)

Liens on any property, including any improvements from time to time on such property, existing at the time such property is acquired by the Company or a Restricted Subsidiary, including any acquisition by means of amalgamation, consolidation or merger, or Liens to secure the payment of all or any part of the purchase price of such property upon the acquisition of such property by the Company or a Restricted Subsidiary or to secure any Indebtedness incurred prior to, at the time of, or within 270 days after, the later of the date of acquisition of such property and the date such property is placed in service, for the purpose of financing all or any part of the purchase price thereof, or Liens to secure any Indebtedness incurred for the purpose of financing the cost to the Company or a Restricted Subsidiary of improvements to such acquired property or to secure any

Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens;

(5)	any interest or title of a lessor in the property subject to any Capital Lease or operating lease;
(6)	Liens (including extensions and renewals of such Liens) existing on the Issue Date;
(7)

Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers’ acceptance, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business, exclusive of Obligations for the payment of borrowed money;

(8)	Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;
(9)

Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Hedging Obligations and forward contracts, options, future contracts, future options or similar agreements or arrangements, including mark-to-market transactions designed solely to protect the Company or any of its Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

(10)	Liens arising from sales or other transfers of accounts receivable which are past due or otherwise doubtful of collection in the ordinary course of business;
(11)	Liens on accounts receivable and related assets incurred in connection with a Qualified Receivables Transaction;
(12)	any Lien on the funds or securities deposited with the Trustee in connection with any defeasance under this Indenture;
(13)

any Lien payment with respect to the Notes which has been provided for by the deposit with the Trustee of any amount in cash sufficient to pay same in principal and interest until the date of maturity;

(14)	customary bankers’ liens and rights of set-off or compensation or combination of accounts in favour of a financial institution with respect to deposits maintained by it;
(15)

Liens granted by the Company or any Restricted Subsidiary to a landlord to secure the payment of arrears of rent in respect of properties leased from such landlord, provided that such Lien is limited to the assets located at or about such leased properties;

(16)

Liens on property of the Company or a Restricted Subsidiary securing Indebtedness or other obligations issued by Canada or the United States of America or any province, state or any department, agency or instrumentality or political subdivision of Canada or the United States of America or any state, or by any other country or any political subdivision of any other country, for the purpose of financing all or any part of the purchase price of, or, in the case of real property, the cost of construction on or improvement of, any property or assets subject to the Liens;

(17)	any extensions, substitutions, replacements or renewals of the foregoing clauses (2) through (16); and
(18)

any other Liens not otherwise qualifying as a Permitted Lien under the preceding clauses of this definition provided that, at the applicable time, the sum of (without duplication) the aggregate principal amount of the Indebtedness secured by all such other Liens under this clause (18) does not exceed 15% of the Company’s then-applicable Consolidated Net Tangible Assets.

“Person” or “person” means an individual, partnership, corporation, company, association, trust, unincorporated organization, business entity, Governmental Authority or any other entity.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same Indebtedness as that evidenced by such particular Note; and any Note authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same Indebtedness as the lost, destroyed or stolen Note.

“Preferred Shares” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

“Principal Property” means at any time any property or asset which has a fair market value or a book value in excess of US$5 million (or its equivalent in any other currency or currencies).

“Property” means all or any portion of the Company’s or any Restricted Subsidiary’s undertaking, property and assets, both real and personal, including for greater certainty any share in the capital of any Person.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

“QIB” or “qualified institutional buyer” means a qualified institutional buyer within the meaning of Rule 144A.

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or such Restricted Subsidiary transfers to an Accounts Receivable Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) or any other Person other than the Company or any of its Subsidiaries, or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with an accounts receivable financing transaction; provided such transaction is on market terms at the time the Company or such Restricted Subsidiary enters into such transaction.

“Rating Agencies” means Moody’s, Fitch and S&P, and each of such Rating Agencies is referred to individually as a “Rating Agency.”

“Ratings Date” means the date which is 90 days prior to the earlier of (a) the date of the first public announcement of the occurrence of a Change of Control or of the intention of the Company to effect a Change in Control and (b) the occurrence of a Change of Control.

“Ratings Decline” means the occurrence of the following in respect of the Notes during the Ratings Decline Period:

(a)

in the event the Notes have an Investment Grade Rating from only one Rating Agency on the Ratings Date, the occurrence of a decrease in the rating of the Notes to below an Investment Grade Rating by such Rating Agency or withdrawal of the rating of the Notes by such Rating Agency;

(b)

in the event the Notes have an Investment Grade Rating from two or more of the three Rating Agencies on the Ratings Date, during the Ratings Decline Period the Notes shall have an Investment Grade Rating from fewer than two of the three Rating Agencies;

(c)

in the event the Notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies on the Ratings Date, and no Rating Agency has assigned an Investment Grade Rating to the Notes, the rating of the Notes by at least two of the three Rating Agencies shall be downgraded by one or more gradations (including gradations within rating categories as well as between rating categories); or

(d)

in the event the Notes are rated below an Investment Grade Rating by one Rating Agency on the Ratings Date, and no Rating Agency has assigned an Investment Grade Rating to the Notes, the occurrence of a decrease of one or more gradations of the rating of the Notes or withdrawal of the rating of the Notes by such Rating Agency;

unless, in the case of any such downgrade action by any Rating Agency, such Rating Agency shall have put forth a written statement to the effect that such downgrade or withdrawal is not attributable in whole or in part to the applicable Change of Control.

“Ratings Decline Period” means the period that (1) begins on the earlier of (a) the date of the first public announcement of the occurrence of a Change of Control and (b) the occurrence of a Change of Control and (2) ends 90 days following consummation of such Change of Control; provided, that such period shall be extended for so long as the rating of the Notes is under publicly announced consideration for downgrade by any Rating Agency.

“Regular Record Date” for the interest payable on any Interest Payment Date means the applicable date specified as a “Record Date” on the face of the Note.

“Regulated Bank” means a commercial bank with a consolidated combined capital surplus of at least US$5,000,000,000 that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); (v) a Canadian Schedule I bank under the Bank Act (Canada), or (vi) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold for initial resale in reliance on Rule 904.

“Related Party” means:

(a)	any controlling shareholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Permitted Holder, or

(b)

any trust, corporation, partnership or other entity, the beneficiaries, shareholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Permitted Holder and/or such other Persons referred to in the immediately preceding clause (a).

“Responsible Officer,” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means one or more Definitive Notes bearing the Private Placement Legend.

“Restricted Global Notes” means 144A Global Notes and Regulation S Global Notes.

“Restricted Subsidiary” means, at any time, any Subsidiary of the Company, if at the end of the most recent fiscal quarter for which the Company has issued its consolidated financial statements, the total assets of such Subsidiary (consolidated in the case of a corporation which itself has Subsidiaries), after eliminating inter-company balances and transactions, represent not less than 10% of the consolidated total assets of the Company and its Subsidiaries taken as a whole, determined in accordance with GAAP consistently applied.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means, collectively, Standard & Poor’s Financial Services LLC and Standard & Poor’s Ratings Services, a division of McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means, with respect to any Person, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired, whereby such Person sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred, but does not include (a) any Sale and Leaseback Transaction between the Company and its Restricted Subsidiaries or between Restricted Subsidiaries, or (b) any Sale and Leaseback Transaction where the term of the lease back is less than three years.

“SEC” means the United States Securities and Exchange Commission.

“Secured Indebtedness” means Indebtedness of the Company or a Restricted Subsidiary secured by any Lien upon any Principal Property of the Company or a Restricted Subsidiary or the shares or Indebtedness of a Restricted Subsidiary (other than a Restricted Subsidiary that guarantees the payment obligations of the Company under the Notes at the time of the determination), but does not include any Exempted Secured Indebtedness.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder, including any successor legislation and rules and regulations.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any of its Restricted Subsidiaries, which are customary in an accounts receivable securitization transaction.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary that is subordinated in right of payment to the Notes or the guarantees, respectively.

“Subsidiary” means, with respect to any specified Person:

(a)

any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(b)

any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Supplemental Indenture” means an indenture supplemental to this Indenture, entered into by the Company and the Trustee and effective as provided in this Indenture.

“Tax” means any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto).

“Third Party” means any Person other than the Company or a Subsidiary.

“Threshold Amount” means an amount equal to US$100,000,000 (or the equivalent in other currencies).

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates(Daily)-H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Unrestricted Definitive Notes” means one or more Definitive Notes that do not and are not required to bear the Private Placement Legend.

“Unrestricted Global Notes” means one or more Global Notes that do not and are not required to bear the Private Placement Legend and are deposited with and registered in the name of the Depositary or its nominee.

“Unrestricted Subsidiary” means, at any time of determination, any Subsidiary of the Company that is not a Restricted Subsidiary, and any Subsidiary of an Unrestricted Subsidiary.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

Section 1.02	Other Definitions.
Term	Section
“Acceleration Declaration”	6.02
“Additional Amounts”	4.12(a)(3)
“Alternate Offer”	4.11(b)
“Authentication Order”	2.02(d)
“Base Currency”	12.13(a)
“Benefited Party”	10.01
“Change of Control Offer”	4.11(a)
“Change of Control Payment”	4.11(a)
“Covenant Defeasance”	8.03
“DTC”	2.03(b)
“Event of Default”	6.01
“Excluded Holder”	4.12(b)
“First Currency”	12.14
“judgment currency”	12.13(a)

Term	Section
“Legal Defeasance”	8.02
“losses”	7.07
“Offer Amount”	3.09(b)(ii)
“Offer Period”	3.09(c)
“Offer to Purchase”	3.09(a)
“Paying Agent”	2.03(a)
“Payment Default”	6.01(vii)(A)
“Purchase Date”	3.09(c)
“rate(s) of exchange”	12.13(d)
“Registrar”	2.03(a)
“Security Register”	3.03
“Signature Law”	12.15
“Tax Act”	4.12(b)(3)

Section 1.03	[Reserved].
Section 1.04	Rules of Construction.

(a)Unless the context otherwise requires:

(i)a term has the meaning assigned to it;

(ii)an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(iii) “or” is not exclusive;

(iv)words in the singular include the plural, and in the plural include the singular;

(v)all references in this instrument to “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed;

(vi)the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

(vii)“including” means “including without limitation;”

(viii)provisions apply to successive events and transactions; and

(ix)references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time thereunder.

Article 2.

THE NOTES

Section 2.01	Form and Dating.

(a)General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form included in Exhibit A hereto, which is hereby incorporated in and expressly made part of this Indenture. The Notes may have notations, legends or endorsements required by law, exchange rule or usage in addition to those set forth on Exhibit A. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of US$2,000 and integral multiples of US$1,000 in excess thereof. The terms and provisions contained in the Notes shall constitute a part of this Indenture, and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)Form of Notes. Notes shall be issued initially in global form and shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such aggregate principal amount of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and transfers of interests therein. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)Book-Entry Provisions. This Section 2.01(c) shall apply only to Global Notes deposited with the Trustee, as custodian for the Depositary. Participants and Indirect Participants shall have no rights under this Indenture or any Global Note with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d)Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02	Execution and Authentication.

(a)One Officer shall execute the Notes on behalf of the Company by manual, facsimile or electronic signature.

(b)If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated by the Trustee, the Note shall nevertheless be valid.

(c)A Note shall not be valid until authenticated by the manual or electronic signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(d)The Trustee shall, upon a written order of the Company signed by an Officer (an “Authentication Order”), authenticate Notes for original issue.

(e)The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless otherwise provided in such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent with respect to Holders.

Section 2.03	Registrar and Paying Agent.

(a)The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register, on behalf of the Company, of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b)The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

(c)The Company initially appoints the Trustee to act as Registrar and Paying Agent and to act as Custodian with respect to the Global Notes, and the Trustee hereby agrees so to initially act.

The Security Register shall at all reasonable times, and at such reasonable costs as established by the Trustee, be open for inspection by the Company or any Holder. The Trustee and every Registrar shall from time to time when requested so to do by the Company or by the Trustee furnish the Company or the Trustee, as the case may be, with a list of names and addresses of Holders of Notes entered on the register kept by them and showing the principal amount and serial numbers of the Notes held by each such Holder.

Section 2.04	Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all funds held by it relating to the Notes to the Trustee. The Company at any time may require a Paying Agent to pay all funds held by it relating to the Notes to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for such funds. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all funds held by it as Paying Agent. Upon any Event of Default under Section 6.01(iii) and Section 6.01(iv) hereof relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05	Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06	Transfer and Exchange.

(a)Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Company shall exchange Global Notes for Definitive Notes if: (1) the Company delivers to the Trustee a notice from the Depositary that the Depositary is unwilling or unable to continue to act as Depositary for the Global Notes or that it has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; (2) the Company at its option determines that the Global Notes shall be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or (3) a Default or Event of Default shall have occurred and be continuing. Upon the occurrence of any of the preceding events in clauses (1), (2) or (3) above, Definitive Notes shall be issued in denominations of US$2,000 or integral multiples of US$1,000 in excess thereof and in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Except as provided above, every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), and beneficial interests in a Global Note may not be transferred and exchanged other than as provided in Section 2.06(b), (c) or (f) hereof.

(b)Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in Global Notes also shall require compliance with either clause (i) or (ii) below, as applicable, as well as one or more of the other following clauses, as applicable:

(i)Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in a Regulation S Global Note may not be made to or for the account or benefit of a “U.S. Person” (as defined in Rule 902(k) of Regulation S) (other than a “distributor” (as defined in Rule 902(d) of Regulation S)). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) if permitted under Section 2.06(a) hereof, (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(iii)Transfer of Beneficial Interests in a Restricted Global Note to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A)if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv)Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(B)if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (iv), if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to clause (B) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (B) above.

(c)Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. Subject to Section 2.06(a) hereof, if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)if such beneficial interest is being transferred to a “non-U.S. Person” (as defined in Rule 902(k) of Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, as applicable; or

(F)if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h) hereof the aggregate principal amount of the applicable Restricted Global Note, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver a Restricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. Subject to Section 2.06(a) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B)if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (ii), if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses of this Section 2.06(c)(ii) the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the

Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h) hereof the aggregate principal amount of the applicable Restricted Global Note. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(ii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions.

(iii)Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. Subject to Section 2.06(a) hereof, if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the applicable conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h) hereof the aggregate principal amount of the applicable Unrestricted Global Note, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

(d)Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)if the holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or

(C)if such Restricted Definitive Note is being transferred to a “non-U.S. Person” (as defined in Rule 902(k) of Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, a 144A Global Note, and in the case of clause (C) above, a Regulation S Global Note.

(ii)Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)if the holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B)if the holder of such Restricted Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (ii), if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses in this Section 2.06(d)(ii), the Trustee shall cancel such Restricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof the aggregate principal amount of the Unrestricted Global Note.

(iii)Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof the aggregate principal amount of one of the Unrestricted Global Notes.

(iv)Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes Prohibited. An Unrestricted Definitive Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

(v)Issuance of Unrestricted Global Notes. If any such exchange or transfer of a Definitive Note for a beneficial interest in an Unrestricted Global Note is effected pursuant to clause (ii)(B) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(i)Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)if the transfer will be made pursuant to Rule 144A, a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)if the transfer will be made pursuant to Rule 903 or Rule 904, a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii)Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder and registered in the names of the persons who take delivery thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A)if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B)if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (ii), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses of Section 2.06(e)(ii) the Trustee shall cancel the prior Restricted Definitive Note and the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the Holder of such prior Restricted Definitive Note in instructions delivered to the Registrar by such Holder.

(iii)Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)[Reserved].

(g)Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)Private Placement Legend.

(A)Except as permitted by clause (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE AND THE GUARANTEES ENDORSED HEREON (TOGETHER, THIS “SECURITY”) HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE

OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH VIDEOTRON LTD. (“VIDEOTRON”) OR ANY AFFILIATE OF VIDEOTRON WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY), ONLY (A) TO VIDEOTRON OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN OFFSHORE TRANSACTIONS MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3), (7), (8), (9), (12) OR (13) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT AND IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000 PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION OF THE NOTES IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO VIDEOTRON’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D), (E) OR (F) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

CANADIAN RESALES LEGEND - UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY IN CANADA OR WITH A RESIDENT OF CANADA BEFORE THE DATE THAT IS FOUR (4) MONTHS AND A DAY AFTER THE DATE UPON WHICH THE ISSUER OF THIS SECURITY BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.”

(B)Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to clauses (b)(iv), (b)(vi), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT

TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(h)Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)General Provisions Relating to Transfers and Exchanges.

(i)No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.11 and 9.05 hereof).

(ii)All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same Indebtedness, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

(iii)Neither the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 10 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the date of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date (including a Regular Record Date) and the next succeeding Interest Payment Date.

(iv)All transfers of any Notes shall be presented to, and registered by, the Registrar, and prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company shall deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes, in each case regardless of any notice to the contrary.

(v)All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(vi)The Trustee is hereby authorized and directed to enter into a letter of representation with the Depositary in the form provided by the Company and to act in accordance with such letter.

(vii)The registered Holder of a Note shall be treated as the owner of it for all purposes. Notwithstanding the foregoing, it is understood that amounts withheld from the registered Holder and the determination of obligations hereunder to pay Additional Amounts, if any, on the Notes shall in each case be determined with respect to the ultimate beneficial holder and not the registered Holder.

(viii)The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among depositary participants or beneficial owners of interests in any Global Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

(ix)The transferor shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Section 2.07	Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, shall authenticate a replacement Note. The Holder of such Note shall provide indemnity sufficient, in the judgment of the Trustee or the Company, as applicable, to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer in connection with such replacement. If required by the Company, such Holder shall reimburse the Company for its reasonable expenses in connection with such replacement.

Every replacement Note issued in accordance with this Section 2.07 shall be the valid obligation of the Company evidencing the same Indebtedness as the destroyed, lost or stolen Note and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08	Outstanding Notes.

(a)The Notes outstanding at any time shall be the entire principal amount of Notes represented by all the Global Notes and Definitive Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those subject to reductions in beneficial interests effected by the Trustee in accordance with Section 2.06 hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note shall not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; provided, however, that Notes held by the Company or a Subsidiary of the Company shall be deemed not to be outstanding for purposes of Section 3.07(b) hereof.

(b)If a Note is replaced pursuant to Section 2.07 hereof, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

(c)If the principal amount of any Note is considered paid under Section 4.01 hereof, it shall cease to be outstanding and interest on it shall cease to accrue.

(d)If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date, a Purchase Date or maturity date, funds sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09	Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10	Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Global Notes or Definitive Notes in exchange for temporary Notes, as applicable.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.11	Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. Upon sole direction of the Company, the Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes (subject to the record retention requirements of the Exchange Act or other applicable laws) in accordance with its customary procedures. Evidence of the destruction of all cancelled Notes shall be delivered to the Company from time to time upon its written request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12	Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid. The Trustee shall not at any time be under any duty or responsibility to any holder of Notes to determine the defaulted interest, or with respect to the nature, extent, or calculation of the amount of defaulted interest owed, or with respect to the method employed in such calculation of the defaulted interest.

Section 2.13	CUSIP or ISIN Numbers.

The Company in issuing the Notes may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” or “ISIN” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or notice of an Offer to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or Offer to Purchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” or “ISIN” numbers.

Section 2.14	[Reserved].
Section 2.15	Issuance of Additional Notes.

The Company shall be entitled to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the date hereof, other than with respect to the date of issuance and issue price. The Initial Notes issued on the date hereof and any Additional Notes shall be treated as a single class for all purposes under this Indenture, including without limitation, directions, waivers, consents, redemptions and Offers to Purchase.

With respect to any Additional Notes, the Company shall set forth in a Board Resolution and an Officer’s Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(a)the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(b)the issue price, the issue date and the CUSIP and/or ISIN number of such Additional Notes; and

(c)whether such Additional Notes shall be subject to the restrictions on transfer set forth in Section 2.06 hereof relating to Restricted Global Notes and Restricted Definitive Notes.

Article 3.

REDEMPTION AND PREPAYMENT

Section 3.01	Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 10 days but not more than 60 days before a redemption date (or such shorter period as allowed by the Trustee), an Officer’s Certificate setting forth (i) the applicable section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02	Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee shall select Notes for redemption on a pro rata basis (or, in the case of Global Notes, based on a method as DTC, its nominee or successor may require or, where such nominee or successor is the Trustee, a method that most nearly approximates pro rata selection as the Trustee deems fair and appropriate unless otherwise required by law) unless otherwise required by law or applicable stock exchange or depositary requirements.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of US$2,000 or integral multiples of US$1,000 in excess thereof. No Notes of US$2,000 or less can be redeemed in part. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03	Notice of Redemption.

At least 10 days but not more than 60 days prior to a redemption date, the Company shall send a notice of redemption to each Holder whose Notes are to be redeemed at such Holder’s address appearing in the securities register maintained in respect of the Notes by the Registrar (the “Security Register”), or otherwise delivered in accordance with the Applicable Procedures of the Depositary, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture.

The notice shall identify the Notes (including CUSIP numbers) to be redeemed and shall state:

(a)the redemption date;

(b)the redemption price or if the redemption is made pursuant to Section 3.07(b) hereof, a calculation of the redemption price;

(c)if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, in the case of a Definitive Note, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d)if such redemption is subject to the satisfaction of one or more conditions precedent, a description of each such condition, and if applicable, a statement that, in the Company’s discretion, the date of redemption may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption, or by the date of redemption as so delayed. If any such condition precedent has not been satisfied (or waived by the Company), the Company shall provide written notice to the Trustee and the Holders no later than the close of business on the Business Day prior to the applicable redemption date (or such other date as may be required pursuant to the Applicable Procedures of DTC). Upon receipt of such notice, the notice of redemption shall be rescinded or delayed, and the redemption of the Notes shall be rescinded or delayed, in each case as provided in such notice;

(e)the name and address of the Paying Agent;

(f)that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(g)that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(h)the applicable section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(i)that no representation is made as to the correctness of the CUSIP or ISIN numbers, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 10 days (or such shorter period allowed by the Trustee) prior to the requested date of such notice, an Officer’s Certificate requesting that the Trustee give such notice (in the name and at the expense of the Company) and setting forth the information to be stated in such notice as provided in this Section 3.03.

Notwithstanding any other provision of this Indenture, where this Indenture or any Note provides for notice or communication of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), any such notice or communication permitted or required to be sent to a Holder of a Global Note may be sent in accordance with the Applicable Procedures of DTC (or other applicable depositary) and shall be sufficiently given if so sent within the time prescribed.

Section 3.04	Effect of Notice of Redemption; Conditions.

Once notice of redemption is sent in accordance with Section 3.03 hereof, Notes called for redemption shall, subject to the satisfaction or waiver of the conditions to such redemption, if any, become irrevocably due and payable on the redemption date at the redemption price. Any redemption may, at the Company’s discretion, be subject to one or more conditions precedent. If such redemption is subject to the satisfaction of one or more conditions precedent, then in the Company’s discretion, the date of redemption may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption, or by the date of redemption as so delayed. If any such condition precedent has not been satisfied (or waived by the Company), the Company shall provide written notice to the Trustee and the Holders no later than the close of business on the Business Day prior to the applicable redemption date (or such other date as may be required pursuant to the Applicable Procedures of DTC). Upon receipt of such notice, the notice of redemption shall be rescinded or delayed, and the redemption of the Notes shall be rescinded or delayed, in each case as provided in such notice.

Section 3.05	Deposit of Redemption Price.

On or prior to 11:00 a.m. Eastern time on the Business Day prior to any redemption date, or on or prior to 10:00 a.m. Eastern time on such redemption date if agreed upon between the Company and the Trustee, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption in accordance with Section 2.08(d) hereof. If a Note is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Regular Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06	Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company’s written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07	Optional Redemption; Redemption for Changes in Withholding Taxes.

(a)At any time prior to October 15, 2034, the date that is three (3) months prior to the maturity date of the Notes (the “Par Call Date”), the Company may redeem the Notes, in whole or in part, upon not less than 10 nor more than 60 days’ notice at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i)	100% of the principal amount of the Notes to be redeemed; and
(ii)

as determined by the Company, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (assuming for this purpose that the Notes are scheduled to mature on the Par Call Date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, less (b) interest accrued on the Notes to be redeemed to the date of their redemption, plus, in either case, accrued and unpaid interest on the Notes to be redeemed to but excluding the redemption date.

At any time on or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the Notes to be redeemed to, but excluding, their redemption date.

(b)If the Company becomes obligated to pay any Additional Amounts in respect of the Notes because of a change in the laws or regulations of Canada or any Canadian Taxing Authority, or a change in any official position regarding the application or interpretation thereof, in either case that is publicly announced or becomes effective on or after the Issue Date, the Company may, at any time, upon not less than 10 days’ nor more than 60 days’ notice, redeem all, but not part, of the Notes, at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the redemption date, provided that any Holder of the Notes may, to the extent that it does not adversely affect the Company’s after-tax position, at its option, waive the Company’s compliance with the provisions of Section 4.12 hereof with respect to such Holder’s Notes; provided, further, that if any Holder waives such compliance, the Company may not redeem that Holder’s Notes pursuant to this Section 3.07(b). Prior to any redemption of the Notes pursuant to this Section 3.07(b), the Company shall deliver to the Trustee an Officer’s Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of redemption have occurred. The Company will be bound to redeem the Notes on the date fixed for redemption.

(c)Any prepayment pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

(d)The Company shall be responsible for making all calculations called for under this Indenture (including, without limitation, calculation of the redemption prices) and the Notes. The Company will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company will provide a schedule of its calculations to the Trustee when applicable, and the Trustee is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee will deliver a copy of any such schedule to any Holder upon the written request of such Holder.

Section 3.08	Mandatory Redemption; Open market purchases.

Except as set forth in Section 4.11 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to, or offers to purchase, the Notes. The Company may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, without restriction under this Indenture.

Section 3.09	Offers To Purchase.

(a)In the event that, pursuant to Section 4.11 hereof, the Company shall be required to commence a Change of Control Offer (an “Offer to Purchase”), it shall follow the procedures specified below.

(b)The Company shall commence the Offer to Purchase by sending, with a copy to the Trustee, to each Holder, at such Holder’s address appearing in the Security Register a notice, the terms of which shall govern the Offer to Purchase, stating:

(i)that the Offer to Purchase is being made pursuant to this Section 3.09 and Section 4.11 and, in the case of a Change of Control Offer, that a Change of Control Triggering Event has occurred, the transaction or transactions that constitute the Change of Control Triggering Event, and that a Change of Control Offer is being made pursuant to Section 4.11 hereof;

(ii)the principal amount of Notes required to be purchased pursuant to Section 4.11 hereof (the “Offer Amount”), the purchase price, the Offer Period and the Purchase Date (each as defined below);

(iii)except as provided in clause (ix), that all Notes timely tendered and not withdrawn shall be accepted for payment;

(iv)that any Note not tendered or accepted for payment shall continue to accrue interest;

(v)that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest as of the Purchase Date;

(vi)that Holders electing to have a Note purchased pursuant to the Offer to Purchase may elect to have Notes purchased in integral multiples of US$1,000 in excess of US$2,000 only;

(vii)that Holders electing to have a Note purchased pursuant to the Offer to Purchase shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(viii)that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note (or portions thereof) the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(ix)that Holders whose Notes were purchased in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer); and

(x)any other procedures that Holders must follow in order to tender their Notes (or portions thereof) for payment.

(c)The Offer to Purchase shall remain open for a period of at least 10 days but no more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the Offer Amount of Notes or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Offer to Purchase. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

(d)On the Business Day immediately preceding the Change of Control Payment Date, the Company will, to the extent lawful, deposit with the Paying Agent an amount equal to the Offer Amount in respect of all Notes or portions of Notes properly tendered.

(e)On the Change of Control Payment Date, the Company will, to the extent lawful:

(i)accept for payment the Offer Amount of Notes (of US$2,000 or integral multiples of US$1,000 in excess thereof) or portions of Notes properly tendered pursuant to the Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes tendered; and

(ii)deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company and that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09.

(f)The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any event not later than five Business Days after the Purchase Date) deliver to each tendering Holder of Notes properly tendered and accepted by the Company for purchase the Purchase Amount for such Notes, and the Company shall promptly execute and issue new Notes, and the Trustee, upon receipt of an Authentication Order shall authenticate and deliver (or cause to be transferred by book-entry) such new Notes to such Holders, in a principal amount equal to any unpurchased portion of the Notes surrendered, if any, provided, however, that each such new Notes shall be in a principal amount of US$2,000 or an integral multiple of US$1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer to Purchase on or as soon as practicable after the Purchase Date.

(g)If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Offer to Purchase.

(h)The Company shall comply with the requirements of applicable securities laws and regulations, including Rule 14e-1 under the Exchange Act, to the extent those laws and regulations are applicable in connection with the Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with Section 4.11, this Section 3.09 or other provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 4.11, this Section 3.09 or such other provision by virtue of such conflict.

(i)Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made in accordance with the provisions of Section 3.01 through 3.06 hereof.

Article 4.

COVENANTS

Section 4.01	Payment of Notes.

The Company shall pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. Eastern time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful.

Interest shall be computed on the basis of a 360-day year of twelve 30-day months. For the purposes of disclosure, whenever interest is computed on a basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

Section 4.02	Maintenance of Office or Agency.

(a)The Company shall maintain an office or agency (which may be an office or drop facility of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b)The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)The Company hereby designates the Corporate Trust Office of the Trustee, as such office, drop facility or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03	Reports.

(a)The Company will furnish to the Trustee copies of consolidated financial statements, whether annual or quarterly, of the Company and any report of the auditors thereon, in each case together with a “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” at the same time as such financial statements are filed with the SEC or other applicable securities regulatory authorities (provided that the filing of the Company’s financial statements, whether annual or quarterly and any report of the auditors thereon, and the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” on the SEC’s website at www.sec.gov or, if applicable, on the SEDAR+ website at www.sedarplus.ca, in accordance with applicable securities laws shall satisfy the Company’s obligation to furnish the Trustee with copies of same). If the

Company is no longer required under any of the indentures governing any outstanding series of the Company’s debt securities, applicable law or otherwise to file or furnish such reports with the SEC and no longer does so, and if the Company is not a “reporting issuer” (or its equivalent) required to file information with one or more securities regulators in Canada, then the Company shall instead furnish to the Trustee and the Holders of the Notes, within the same timeframe as applicable to Canadian reporting issuers, (i) annual audited financial statements, and (ii) with respect to the first three fiscal quarters of each fiscal year, unaudited interim financial statements, in each case together with a “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which shall be deemed to be furnished to the Trustee and the Holders if the Company posts such information on its public website. The Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed with the SEC.

(b)For so long as any Notes remain outstanding, the Company will furnish to the Holders of Notes the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c)Delivery of any reports, information and documents under this Section 4.03, as well as any such reports, information and documents pursuant to this Indenture, to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall have no responsibility or liability for the filing, timeliness or content of any report required under this Section 4.03 or any other reports, information and documents required under this Indenture (aside from any report that is expressly the responsibility of the Trustee subject to the terms hereof).

Section 4.04	Compliance Certificate; Notice of Defaults.

(a)The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, beginning with the fiscal year ending December 31, 2024, an Officer’s Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and its Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and its Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)The Company shall deliver prompt written notice in the form of an Officer’s Certificate to the Trustee of any Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

Section 4.05	Taxes.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies, except such as are being contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06	Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this

Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07	Corporate Existence.

Subject to Article 5 hereof, the Company will preserve and maintain its existence and shall also maintain its qualifications in each jurisdiction to carry on its business except to the extent that failure to maintain such qualifications would not be reasonably expected to have a Material Adverse Effect with respect to the Notes.

Section 4.08	Liens.

(a)The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist or become effective any Lien of any kind on any of its present or future Principal Property, or any Property, which, together with any other property subject to Liens in the same transaction or a series of related transactions, would in the aggregate constitute a Principal Property, to secure Indebtedness of the Company or a Restricted Subsidiary, except Permitted Liens, unless the Company or such Restricted Subsidiary has made or will make effective provision to secure the Notes and any applicable Guarantees equally and ratably with the obligations of the Company or such Restricted Subsidiary secured by such Lien for so long as such obligations are secured by such Lien.

(b)With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness.

(c)For purposes of determining compliance with this covenant, in the event that any Lien is permitted under more than one of the provisions described in clauses (1) through (18) of the definition of “Permitted Liens,” the Company shall, in its sole discretion, classify such Lien and may divide and classify such Lien in more than one of the types of Liens described, and may later reclassify any Lien described in clauses (1) through (18) of the definition of “Permitted Liens” (provided that at the time of reclassification the applicable Lien is permitted under such provision or provisions).

Section 4.09	Limitation on Restricted Subsidiary Indebtedness.

The Company will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, unless:

(a)the obligations of the Company under the Notes are secured equally and ratably with (or prior to) such Indebtedness;

(b)the obligations of the Company under the Notes are guaranteed (which guarantee may be on an unsecured basis) by such Restricted Subsidiary such that the claim of the Holders of the Notes under such guarantee ranks prior to or pari passu with such Indebtedness; or

(c)after giving effect to the incurrence of such Indebtedness and the application of the proceeds therefrom, the sum of (without duplication) (x) the then outstanding aggregate principal amount of Indebtedness of all Restricted Subsidiaries (other than Exempted Secured Indebtedness and, for the avoidance of doubt, any Indebtedness permitted by clauses Section 4.09(a) and (b) above), (y) the then outstanding aggregate principal amount of Secured Indebtedness of the Company (on an unconsolidated basis) and (z) Attributable Debt pursuant to then outstanding Sale and Leaseback Transactions entered into by the Company or a Restricted Subsidiary on or after the Issue Date (or, in the case of a Restricted Subsidiary, the date on which it became a Restricted Subsidiary, if on or after the Issue Date), would not exceed 15% of the Company’s Consolidated Net Tangible Assets; provided, however, that this restriction will not apply to, and there will not be included in any calculation hereunder, (A) Indebtedness owing by a Restricted Subsidiary to the Company or to another Subsidiary,

(B) Indebtedness secured by Permitted Liens, (C) commercial paper issued by the Restricted Subsidiaries not to exceed in the aggregate $1 billion at any time outstanding, and (D) any extension, renewal or replacement (including successive extensions, renewals or replacements), in whole or in part, of any Indebtedness of the Restricted Subsidiaries referred to in any of the preceding clauses (A), (B) or (C) (provided that the principal amount of such refinancing Indebtedness pursuant to such extension, renewal or replacement is not increased except for the amount of accrued and unpaid interest on the refinanced Indebtedness, any reasonable premium paid to the holders of the refinanced Indebtedness and reasonable expenses incurred in connection with the incurrence of the refinancing Indebtedness).

Section 4.10	Limitation on Sale and Leaseback Transactions.

The Company will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction, unless either:

(a)immediately thereafter, the sum of (x) the Attributable Debt to be outstanding pursuant to such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions entered into by the Company or a Restricted Subsidiary on or after the Issue Date (or, in the case of a Restricted Subsidiary, the date on which it became a Restricted Subsidiary, if on or after the Issue Date) and (y) the aggregate amount of all Secured Indebtedness of the Company and the Restricted Subsidiaries, excluding, in the case of clauses (x) and (y), Indebtedness that is secured equally and ratably with the Notes and Indebtedness that is secured by a Permitted Lien (except for clause (18) of the definition of “Permitted Liens”), would not exceed 15% of the Company’s Consolidated Net Tangible Assets; or

(b)an amount, equal to the greater of the net proceeds to the Company or a Restricted Subsidiary from such sale and the Attributable Debt to be outstanding pursuant to such Sale and Leaseback Transaction, is used within 270 days to repay Indebtedness of the Company or a Restricted Subsidiary.

However, Indebtedness which is subordinate to the Notes or which is owed to the Company or a Restricted Subsidiary may not be repaid in satisfaction of clause (b) above.

Section 4.11	Repurchase at the Option of Holders Upon a Change of Control Triggering Event.

(a)Within 30 days following any Change of Control Triggering Event, the Company shall give notice to the Trustee and each Holder describing the transaction or transactions that constitute the Change of Control Triggering Event and shall make an offer (the “Change of Control Offer”) pursuant to the procedures set forth in Section 3.09 hereof. Each Holder shall have the right to accept such offer and require the Company to repurchase all or any part of such Holder’s Notes equal to US$2,000 or an integral multiple of US$1,000 in excess thereof, pursuant to the Change of Control Offer at a purchase price, in cash (the “Change of Control Payment”), equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the purchase date.

(b)The Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes a Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes or portions of Notes properly tendered and not withdrawn under the Change of Control Offer, (2) a notice of redemption of all outstanding Notes has been given pursuant to Section 3.07 of this Indenture, unless and until there is a default in payment of the applicable redemption price or (3) in connection with or in contemplation of any Change of Control, the Company or a third party has made an offer to purchase any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered and not properly withdrawn in accordance with the terms of such offer (each of the foregoing, an “Alternate Offer”). Notwithstanding anything to the contrary contained in this Indenture, a Change of Control Offer or Alternate Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer or Alternate Offer is made.

(c)In the event that Holders of not less than 90% in aggregate principal amount of the outstanding Notes accept a Change of Control Offer or Alternate Offer and the Company (or any third party making such Change of Control Offer or Alternate Offer in lieu of the Company pursuant to this Section 4.11) purchases all of the Notes held by such Holders, the Company (or such third party making such Change of Control Offer or Alternate Offer in lieu of the Company pursuant to this Section 4.11) will have the right, upon not less than 30 days’ nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer pursuant to this Section 4.11, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment or the price paid in the Alternate Offer, as applicable, plus, to the extent not included in the Change of Control Payment or the price paid in the Alternate Offer, as applicable, accrued and unpaid interest, if any, on the Notes that remain outstanding, to, but excluding, the date of redemption (subject to the rights of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date).

Section 4.12	Additional Amounts.

(a)All payments made by or on behalf of the Company or the Guarantors on or with respect to the Notes pursuant to this Indenture shall be made without withholding or deduction for any Taxes imposed by any Canadian Taxing Authority, unless required by law or the interpretation or administration thereof by the relevant Canadian Taxing Authority. If the Company or any Guarantor (or any other payor) is required to withhold or deduct any amount on account of Taxes imposed by any Canadian Taxing Authority from any payment made under or with respect to any Notes that are outstanding on the date of the required payment, it shall:

(1)	make such withholding or deduction;
(2)	remit the full amount so deducted or withheld to the relevant Canadian Tax Authority in accordance with applicable law;
(3)

pay the additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction (including any deduction or withholding for Additional Amounts) will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted;

(4)	furnish to the Holders, within 30 days after the date the payment of any Taxes is due, certified copies of tax receipts evidencing such payment by the Company or such Guarantor;
(5)

indemnify and hold harmless each Holder (other than an Excluded Holder, as defined in paragraph (b) below) for the amount of (a) any Taxes paid by each such Holder as a result of payments made on or with respect to the Notes, (b) any liability (including penalties, interest and expenses) arising from or with respect to such payments and (c) any Taxes imposed with respect to any reimbursement under the foregoing clauses (a) or (b), but excluding any such Taxes that are in the nature of Taxes on net income, taxes on capital, franchise taxes, net worth taxes and similar taxes; and

(6)

at least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Company or any Guarantor becomes obligated to pay Additional Amounts with respect to such payment, deliver to the Trustee an Officer’s Certificate stating the amounts so payable and such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date.

(b)Notwithstanding the provisions of paragraph (a) above, no Additional Amounts shall be payable to a Person (an “Excluded Holder”) in respect of a payment made to such Person under or with respect to a Note:

(1)

if such Person is subject to such Taxes by reason of it being a resident, domicile or national of, or engaged in business (including insurance business carried on in Canada and elsewhere) or maintaining a permanent establishment or other physical presence in or otherwise having some present or former connection with Canada or any province or territory thereof otherwise than by the mere acquisition, holding or disposition of Notes or the receipt of payments thereunder;

(2)	if such Person waives its right to receive Additional Amounts;
(3)	if the Company or such Guarantor does not deal at arm’s length, within the meaning of the Income Tax Act (Canada) (the “Tax Act”), with such Person at the time of such payment;
(4)

if the Company or such Guarantor does not deal at arm’s length, within the meaning of the Tax Act, with another Person to whom the Company or such Guarantor has an obligation to pay an amount in respect of the Notes;

(5)

to the extent that the Taxes giving rise to such Additional Amounts would not have been imposed but for such person being, or not dealing at arm’s length (within the meaning of the Tax Act) with, a “specified shareholder” of the Company for purposes of the thin capitalization rules in the Tax Act;

(6)

to the extent that the Taxes giving rise to such Additional Amounts would not have been imposed but for such person being a “specified entity” (as defined in subsection 18.4(1) of the Tax Act) of the Company or of such Guarantor;

(7)

to the extent that the Taxes giving rise to such Additional Amounts are imposed by reason of the failure to comply with any certifications, indemnification, information, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Taxes; or

(8)	any combination of the above.

Any reference, in any context in this Indenture, to the payment of principal, premium, if any, redemption price, Change of Control Payment, offer price and interest, or any other amount payable under or with respect to any Note, shall be deemed to include the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable.

The obligations described under this Section 4.12 will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any jurisdiction in which any successor Person to the Company or any Guarantor, as applicable, is organized or any political subdivision or taxing authority or agency thereof or therein.

It is understood for purposes of this Section 4.12 that the determination of the amount of Additional Amounts shall be made at the beneficial owner level.

Article 5.

SUCCESSORS

Section 5.01	Limitation on Amalgamations, Mergers and Consolidations.

(a)So long as any Notes issued under this Indenture remain outstanding, the Company will not, directly or indirectly, in a single transaction or a series of related transactions, amalgamate, consolidate, or merge with or into or wind up or dissolve into another Person, or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Company and its Subsidiaries (taken as a whole) unless:

(1)	either:
(A)

the Company will be the surviving or continuing Person (for greater certainty, the Company shall be considered to be the continuing Person in the event of a statutory amalgamation governed by the laws of Canada or any province thereof of the Company with any of its Subsidiaries); or

(B)

(i) the Person (if other than the Company) formed by or surviving or continuing from such amalgamation, consolidation, merger, winding up or dissolution or to which such sale, lease, transfer, conveyance or other disposition or assignment shall be made (collectively, the “Successor”) is a corporation organized and validly existing under the laws of the United States, any state of the United States, the District of Columbia, Canada or any province thereof; and (ii) the Successor expressly assumes, pursuant to a Supplemental Indenture to this Indenture executed and delivered to the Trustee, all of the obligations of the Company under the Notes and this Indenture; and

(2)

immediately after giving effect to such transaction and the assumption of the obligations as set forth in Subsection 5.01(a)(1) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, no Default shall have occurred and be continuing; and

(3)

the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the foregoing conditions in this Section 5.01(a) have been met in respect of such amalgamation, merger, consolidation or transfer and such agreement and/or supplemental indenture (if any);

provided that Subsection 5.01(a)(1)(B)(ii) above shall not apply in the case of any amalgamation, consolidation, or merger with or into, or sale, lease, transfer, conveyance or other disposal of or assignment of all or substantially all of the assets of the Company and its Subsidiaries (taken as a whole) to another Person that is a Guarantor. Each Successor shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture; provided, however, that in the case of a lease, the predecessor company shall not be released from any of the obligations or covenants under this Indenture, including with respect to the payment of the Notes.

(b)Notwithstanding the foregoing, any Guarantor may consolidate, merge or amalgamate with or into or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to the Company or another Guarantor.

Article 6.

DEFAULTS AND REMEDIES

Section 6.01	Events of Default.

Each of the following events shall be an “Event of Default”:

(i)The failure of the Company to pay the principal amount of any Note, or any Premium, when due for payment under such Note, whether at Stated Maturity, upon redemption, upon purchase, upon acceleration or otherwise, and the continuance of any such failure for three Business Days;

(ii)The failure of the Company to pay any interest when due and payable under a Note hereunder, and the continuance of such failure to pay for 30 days;

(iii)If the Company or any Restricted Subsidiary shall:

(A)	apply for or consent to the appointment of a receiver, monitor, trustee or liquidator of itself or of all or a substantial part of its Properties, interests or assets;
(B)	make a general assignment for the benefit of creditors;
(C)

commence any case, proceeding or other action under any existing or future law relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts or an arrangement with creditors or taking advantage of any insolvency law or proceeding for the relief of debtors, or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or

(D)	take action for the purpose of effecting any of the foregoing;

(iv)If any case, proceeding or other action shall be instituted in any court of competent jurisdiction, against the Company or any Restricted Subsidiary, seeking in respect of the Company or such Restricted Subsidiary an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or the like of the Company or such Restricted Subsidiary or of all or any substantial part of its assets, or any other like relief in respect of the Company or such Restricted Subsidiary under any bankruptcy or insolvency law and:

(A)

such case, proceeding or other action results in an entry of an order for relief or any such adjudication or appointment unless such order, adjudication or appointment is stayed or otherwise effectively reversed within 30 days thereof, and in the interim the Company or such Restricted Subsidiary is diligently pursuing a reversal; or

(B)	if such case, proceeding or other action is being diligently contested by the Company or such Restricted Subsidiary in good faith and by appropriate proceedings, the same shall continue un-dismissed, or un-stayed and in effect, for any period of 60 consecutive days;

(v)If the Company is in default in observing or performing any covenant or condition contained in Section 4.11 in respect of the Notes or Section 5.01;

(vi)If the Company or any Restricted Subsidiary is in default in observing or performing any other covenant or condition contained herein (other than those heretofore dealt with in Section 6.01(i), 6.01(ii), Section 4.11, or Section 5.01) and the continuance thereof for 60 consecutive days after notice thereof to the Company from the Trustee or the holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

(vii) If the Company or any Restricted Subsidiary is in default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness for borrowed money by the Company or any Restricted Subsidiary, whether such Indebtedness exists on the date hereof or is incurred after the Issue Date, which default:

(A)is caused by a failure to pay at its Stated Maturity principal on such Indebtedness within the applicable grace period and any extensions thereof, which failure has not been cured or waived, (a “Payment Default”); or

(B)results in the acceleration of such Indebtedness prior to its Stated Maturity (which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration);

and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness with respect to which an event described in clause (vii)(A) or (vii)(B) has occurred and is continuing, aggregates in excess of the Threshold Amount;

(viii)If one or more final non-appealable judgments (to the extent not covered by insurance) for the payment of money in an aggregate amount in excess of the Threshold Amount shall be rendered against the Company or any Restricted Subsidiary and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed;

(ix)If any Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under the Guarantee of such Guarantor (other than by reason of release of such Guarantor from its Guarantee in accordance with the terms of this Indenture and such Guarantee).

Section 6.02	Acceleration.

If any Event of Default (other than those of the type described in Section 6.01(iii) or Section 6.01(iv) with respect to the Company) occurs and is continuing, the Trustee may, by written notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes may, by written notice to the Company and the Trustee, declare the principal of all the Notes, together with all accrued and unpaid interest, premium, if any, to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that such notice is a notice of acceleration (an “Acceleration Declaration”), and the same shall become due and payable immediately; provided, however, that at any time after an Acceleration Declaration with respect to the Notes, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Notes then outstanding (by notice to the Trustee) may on behalf of the Holders of all Notes, waive, rescind and cancel such declaration and its consequences if:

(a)the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

(b)all existing Defaults and Events of Default have been cured or waived except nonpayment of principal of or interest on the Notes that has become due solely by such declaration of acceleration;

(c)to the extent the payment of such interest is lawful, interest (at the same rate specified in the Notes) on overdue installments of interest and overdue payments of principal which has become due otherwise than by such declaration of acceleration has been paid;

(d)the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances; and

(e)in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(iii) or Section 6.01(iv), the Trustee has received an Officer’s Certificate and Opinion of Counsel that such Event of Default has been cured or waived.

In the case of an Event of Default specified in Section 6.01(iii) or Section 6.01(iv) hereof with respect to the Company, all outstanding Notes shall become due and payable immediately without further action or notice by the Trustee or the Holders. Holders may not enforce this Indenture or the Notes except as provided in this Indenture.

Notwithstanding anything to the contrary set forth herein, a notice of Default may not be given with respect to any action taken, and reported publicly or to Holders of Notes, more than two years prior to such notice of Default.

Section 6.03	Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies shall be cumulative to the extent permitted by law.

Section 6.04	Waiver of Event of Default.

The Holders of at least a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default, and its consequences, except a continuing Default or Event of Default (i) in the payment of the principal of or interest on the Notes and (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment. Upon any waiver of a Default or Event of Default such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.05	Control by Majority.

Subject to Section 7.01, Section 7.02(e) (including the Trustee’s receipt of the security or indemnification described therein) and Section 7.07 hereof, in case an Event of Default shall occur and be continuing, the Holders of at least a majority in aggregate principal amount of the Notes then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, the Trustee may refuse to follow any direction from the Holders of at least a majority in aggregate principal amount of the Notes then outstanding that conflicts with applicable law or this Indenture, or that the Trustee determines in good faith may be unduly prejudicial to the rights of the Holders not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with such direction.

Section 6.06	Limitation on Suits.

No Holder shall have any right to institute any proceeding with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

(a)such Holder has previously given to the Trustee written notice of a continuing Event of Default,

(b)Holders of at least 25% in aggregate principal amount of the Notes then outstanding have made written request to the Trustee to pursue the institution of any proceeding with respect to this Indenture, or the appointment of a receiver or trustee, or any remedy,

(c)such Holder or Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any costs, liability or expense,

(d)the Trustee shall have failed to comply with the request within 60 days after receipt of the request and the offer of indemnity, and

(e)during such 60-day period, the Holders of a majority in aggregate principal amount of such outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

The preceding limitations shall not apply to a suit instituted by a Holder for enforcement of payment of principal of, and premium, if any, or interest on, a Note on or after the respective due dates for such payments set forth in such Note.

A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07	Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.06 hereof), the right of any Holder to receive payment of principal, premium, if any, and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08	Collection Suit by Trustee.

If an Event of Default specified in Section 6.01 (i) or (ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest then due and owing (together with interest on overdue principal and, to the extent lawful, interest) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09	Trustee May File Proofs of Claim.

The Trustee shall be authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due to the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, moneys, securities and any other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10	Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall be held in trust by the Trustee and paid out in the following order:

First: to the Trustee, its agents and attorneys for amounts due under this Indenture, including payment of all compensation, expenses and liabilities Incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11	Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

Article 7.

TRUSTEE

Section 7.01	Duties of Trustee.

(a)If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)Except during the continuance of an Event of Default:

(1)

the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)

in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)	this paragraph does not limit the effect of paragraph (b) of this Section;
(2)	the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(3)	the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)No provision of this Indenture shall require the Trustee to expend or risk its own funds or Incur any financial liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02	Rights of Trustee.

(a)The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

(b)Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(d)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(e)The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably acceptable to it against the costs, expenses and liabilities that might be Incurred by it in compliance with such request or direction.

(f)The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Company or the Holders of 25% in aggregate principal amount of the outstanding Notes, and such notice references the specific Default or Event of Default, the Notes and this Indenture.

(g)The Trustee shall not be required to give any bond or surety in respect of the performance of its power and duties hereunder.

(h)The Trustee shall have no duty to inquire as to the performance of the Company’s covenants herein.

(i)The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(j)In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent hereunder.

Section 7.03	Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Guarantor or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee shall also be subject to Section 7.10 hereof.

Section 7.04	Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05	Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06	[Reserved].
Section 7.07	Compensation and Indemnity.

The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as mutually agreed to in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses Incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel, except any such disbursement, advance or expense as may be incurred due to the Trustee’s gross negligence or willful misconduct.

The Company shall indemnify the Trustee (in its capacity as Trustee) or any predecessor Trustee (in its capacity as Trustee) against any and all losses, claims, damages, penalties, fines, liabilities or expenses, including incidental and out-of-pocket expenses, court costs and reasonable attorneys’ fees (for purposes of this Article 7, “losses”) Incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent such losses may be attributable to its negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel if the Trustee has been reasonably advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Company and in the reasonable judgment of such counsel it is advisable for the Trustee to engage separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss Incurred by the Trustee through the Trustee’s negligence or bad faith.

The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and payment in full of the Notes.

To secure the Company’s payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee Incurs expenses or renders services after an Event of Default specified in Section 6.01(iii) or (iv) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08	Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign in writing at any time upon 30 days’ prior notice to the Company and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(a)the Trustee fails to comply with Section 7.10 hereof;

(b)the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)a custodian or public officer takes charge of the Trustee or its property; or

(d)the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. Subject to the Lien provided for in Section 7.07 hereof, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee provided, however; that all sums owing to the Trustee hereunder shall have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09	Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association without any further act shall, if such successor corporation or banking association is otherwise eligible hereunder, be the successor Trustee.

Section 7.10	Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least US$50.0 million (or a wholly-owned subsidiary of a bank or trust company, or of a bank holding company, the principal subsidiary of which is a bank or trust company having a combined capital and surplus of at least US$50.0 million) as set forth in its most recent published annual report of condition.

Article 8.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01	Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option and at any time, elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Notes upon compliance with the conditions set forth in this Article 8.

Section 8.02	Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”) and each Guarantor shall be released from all of its obligations under its Guarantee. For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a), (b) and (d) below, and to have satisfied all its other obligations under the Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, interest and Additional Amounts on such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes under Article 2 and Sections 4.01 and 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations and the Guarantor’s in connection therewith and (d) this Article 8. If the Company exercises under Section 8.01 hereof the option applicable to this Section 8.02, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, payment of the Notes may not be accelerated because of an Event of Default. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03	Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.05 and 4.06, Section 4.08 through Section 4.11 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”) and each Guarantor shall be released from all of its obligations under its Guarantee with respect to such covenants in connection with such outstanding Notes and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. If the Company exercises under Section 8.01 hereof the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, payment of the Notes may not be accelerated because of an Event of Default specified in clause (v) (with respect to the covenants contained in Section

4.11 hereof), (vi) (with respect to Sections 4.05, 4.06, Section 4.08 through Section 4.10 hereof) and (vii) of Section 6.01 hereof.

Section 8.04	Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes.

In order to exercise Legal Defeasance or Covenant Defeasance:

(a)the Company shall irrevocably deposit with the Trustee (as mandatary and depositary), in trust, for the benefit of the Holders cash in U.S. dollars or non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay the principal of, or interest, premium and Additional Amounts, if any, on the outstanding Notes on the Stated Maturity or on the applicable date of redemption, as the case may be, and the Company shall specify whether the Notes are being defeased to maturity or to a particular date of redemption;

(b)in the case of Legal Defeasance, the Company shall deliver to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) subsequent to the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred and the Company shall have delivered to the Trustee an Opinion of Counsel in Canada reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for Canadian federal income tax purposes as a result of such Legal Defeasance and will be subject to Canadian federal income tax (including withholding tax) on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)in the case of Covenant Defeasance, the Company shall deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred and the Company shall have delivered to the Trustee an Opinion of Counsel in Canada or an advance tax ruling from the Canada Revenue Agency (or successor agency) reasonably acceptable to the Trustee confirming that Holders of the outstanding Notes will not recognize income, gain or loss for Canadian federal income tax purposes as a result of such Covenant Defeasance and will be subject to Canadian federal income tax (including withholding tax) on the same amounts, in the same manner and at the same time as would have been the case if such Covenant Defeasance had not occurred;

(d)no Default or Event of Default shall have occurred and be continuing on the date of such deposit, other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings;

(e)such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; and

(f)the Company shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05	Deposited Cash and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all cash and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such cash and securities need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any cash or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent certified public accountants of recognized international standing expressed in a written certification thereof delivered to the Trustee (which may be the certification delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06	Repayment to Company.

Subject to any applicable laws relating to abandoned property, any cash or non-callable Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Company.

Section 8.07	Reinstatement.

If the Trustee or Paying Agent is unable to apply any cash or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such cash and securities in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the cash and securities held by the Trustee or Paying Agent.

Article 9.

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01	Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to:

(a)cure any ambiguity, defect or inconsistency;

(b)provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;

(c)provide for the assumption of the obligations of the Company or any Guarantor to Holders in the case of a merger, consolidation, or amalgamation or sale of all or substantially all of the assets of the Company or such Guarantor, as the case may be, in accordance with Section 5.01 hereof;

(d)make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

(e)add additional guarantees with respect to the Notes or release Guarantors from Guarantees as provided or permitted by the terms of this Indenture;

(f)provide for the issuance of Additional Notes in accordance with this Indenture; or

(g)to conform the text of this Indenture or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum for the Notes dated November 4, 2024 to the extent that such provision in such “Description of Notes” section was intended to be a verbatim recitation of a provision of this Indenture or the Notes, as set forth in an Officer’s Certificate.

Section 9.02	With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (except a continuing Default or Event of Default (i) in the payment of principal, premium, if any, or interest on the Notes and (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

Without the consent of each Holder, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(a)reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b)reduce the principal of or change the Stated Maturity of any Note or alter the provisions with respect to the redemption of the Notes;

(c)reduce the rate of or change the time for payment of interest on any Note;

(d)waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration;

(e)make any Note payable in money other than that stated in the Notes;

(f)make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on the Notes, or to institute suit for the enforcement of any payment on or with respect to such Holders’ Notes or any Guarantee;

(g)amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control Triggering Event in accordance with the provisions of Section 4.11 hereof after such Change of Control Triggering Event has occurred, including, in each case, amending, changing or modifying any definition relating thereto;

(h)except as otherwise permitted under the provisions of Section 5.01 hereof, consent to the assignment or transfer by the Company or any Guarantor of any of their rights or obligations under this Indenture;

(i)subordinate the Notes or any Guarantee to any other obligation of the Company or the applicable Guarantor;

(j)amend or modify the provisions of Section 4.12 hereof;

(k)amend or modify any Guarantee in a manner that would adversely affect the Holders of the Notes or release any Guarantor from any of its obligations under its Guarantee or this Indenture (except in accordance with the terms of this Indenture); or

(l) make any change in the preceding amendment and waiver provisions.

For the avoidance of doubt, no amendment or deletion of any of Section 4.03, Section 4.07, Section 4.08, Section 4.09, Section 4.10 and Section 5.01 hereof in accordance with the amendment provisions set forth herein, or action taken in compliance with such covenants in effect at the time of such action, shall be deemed to make any change in the provisions herein relating to the legal right of any Holder of the Notes to receive payments of principal of, premium on, if any, or interest, if any, on the Note.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any supplemental indenture. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 120 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof provided, however, that the Trustee shall have the right to require an Opinion of Counsel to the effect that the proposed amendment or waiver conforms in substance to the consent of the Holders.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall send to the Holder of each Note affected thereby to such Holder’s address appearing in the Security Register a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Section 9.03	[Reserved].
Section 9.04	Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion thereof that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion thereof if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver shall become effective in accordance with its terms and thereafter shall bind every Holder.

Section 9.05	Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06	Trustee to Sign Amendments, etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall receive and (subject to Section 7.01 hereof) shall be fully protected in conclusively relying upon an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is a legal, valid and binding obligation of the Company (and, if applicable, any guarantor hereunder and thereunder) enforceable against it (and any applicable guarantor) in accordance with its terms, subject to customary exceptions and that such amended or supplemental indenture complies with the provisions hereof.

Article 10.

GUARANTEES

Section 10.01	Guarantee.

Subject to this Article 10, each of the Guarantors hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee hereunder or thereunder, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration pursuant to Section 6.02 hereof, redemption or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

Each Guarantor hereby agrees that its obligations with regard to its Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (a) any right to require any of the Trustee, the Holders or the Company (each a “Benefited Party”), as a condition of payment or performance by such Guarantor, to (1) proceed against the Company, any other guarantor (including any other Guarantor) of the Obligations under the Guarantees or any other Person, (2) proceed against or exhaust any security held from the Company, any such other guarantor or any other Person, (3) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Company or any other Person, or (4) pursue any other remedy in the power of any Benefited Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations under the Guarantees or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the Obligations under the Guarantees; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Benefited Party’s errors or omissions in the administration of the Obligations under the Guarantees, except behavior which amounts to bad faith; (e)(1) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Guarantees and any legal or equitable discharge of such Guarantor’s obligations hereunder, (2) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (3) any rights to set-offs, recoupments and counterclaims and (4) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Guarantees, notices of default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations under the Guarantees or any agreement related thereto, and notices of any extension of credit to the Company and any right to consent to any thereof; (g) to the extent permitted under applicable law, the benefits of any “One Action” rule and (h) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Guarantees. Except to the extent expressly provided herein, including Sections 8.02, 8.03 and 10.04 hereof, each Guarantor hereby covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in its Guarantee and this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Section 6.02 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

Section 10.02	Limitation on Guarantor Liability.

(a)Each Guarantor, the Trustee, and, by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of each Guarantor organized under the laws of the United States (or any state thereof) or Canada (or any province thereof) not constitute a fraudulent transfer, conveyance or preference for purposes of any applicable Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor organized under the laws of the United States (or any state thereof) or Canada (or any province thereof) will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

(b)Each Guarantor, the Trustee, and, by its acceptance of Notes, each Holder, hereby confirm that the obligations of each Guarantor organized outside Canada and the United States, if applicable from time to time, will be limited as necessary or appropriate to (a) comply with applicable law, (b) avoid any general legal limitations such as general statutory limitations, financial assistance, corporate benefit, “thin capitalization” rules, retention of title claims or similar matters or (c) avoid a conflict with the fiduciary duties of such company’s directors, contravention of any legal prohibition or regulatory condition, or the material risk of personal or criminal liability for any officers or directors.

Section 10.03	Additional Guarantors.

The Company covenants that within 30 days after a Subsidiary of the Company having become a guarantor in respect of obligations under the then existing Credit Facilities (which includes the Credit Agreement) or any Capital Markets Indebtedness of the Company, the Company will cause such Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which it will guarantee, on a senior unsecured basis, the Company’s obligations under the Notes and the Indenture for so long as the guarantee in connection with the applicable Credit Facilities or Capital Markets Indebtedness remains in place.

Notwithstanding any other provision of this Indenture, no Subsidiary shall be required to guarantee the Notes if any such Guarantee shall be illegal or unenforceable under applicable Law (after taking into account the limitations set forth in the Guarantee), as determined in good faith by the Company.

Section 10.04	Release of Guarantors; Adjustments to Form of Guarantee.

(a)A Guarantor shall be released from its obligations under its Guarantee and its obligations under this Indenture after the occurrence of any of the following:

(1)

in the event of a sale or other disposition to a Third Party of all or substantially all of the assets of such Guarantor, by way of merger, amalgamation, consolidation or otherwise, or a sale or other disposition to a Third Party of all of the Equity Interests of such Guarantor then held by the Company and its Subsidiaries, in each case, to the extent not prohibited by the terms of this Indenture;

(2)

if that Guarantor shall have no outstanding guarantee with respect to Credit Facilities (including the Credit Agreement) and Capital Markets Indebtedness of the Company which created the obligation to guarantee the Notes; or

(3)	legal defeasance or satisfaction and discharge of this Indenture as provided under Article 8 or Article 11.

(b)In each such case under Section 10.04(a), the designated Guarantor shall, upon delivery by the Company to the Trustee of an Officer’s Certificate to the effect that the conditions of the relevant clause shall have been satisfied, be automatically and unconditionally released and relieved of any obligations under its

Guarantee and this Indenture. The Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

(c)Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture.

Article 11.

SATISFACTION AND DISCHARGE

Section 11.01	Satisfaction and Discharge.

This Indenture shall be discharged and shall cease to be of further effect, except as to surviving rights of registration, of transfer or exchange of the Notes, as to all Notes issued hereunder, and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(a)either:

(i)all Notes that have been previously authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has previously been deposited in trust or segregated and held in trust by the Company and is thereafter repaid to the Company or discharged from the trust) have been delivered to the Trustee for cancellation; or

(ii)all Notes that have not been previously delivered to the Trustee for cancellation (A) have become due and payable by reason of a making of a notice of redemption or otherwise or (B) will become due and payable within one year, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not previously delivered to the Trustee for cancellation for principal, premium, if any, Additional Amounts and accrued interest on the Notes to (but excluding) the date of deposit, in the case of Notes that have become due and payable, or to (but excluding) the Stated Maturity or redemption date, as the case may be;

(b)no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(c)the Company or any Guarantor has paid or caused to be paid all other sums payable by it under this Indenture;

(d)the Company shall have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the date of redemption, as the case may be; and

(e)the Company shall have delivered to the Trustee an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been satisfied.

Section 11.02	Deposited Cash and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 11.03 hereof, all cash and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 11.02, the “Trustee”) pursuant to Section 11.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such cash and securities need not be segregated from other funds except to the extent required by law.

Section 11.03	Repayment to Company.

Subject to any applicable laws relating to abandoned property, any cash or non-callable Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Company.

Section 11.04	Release of Guarantors upon Satisfaction and Discharge of Indenture.

In the event the Company shall be irrevocably released from all of its obligations under this Indenture, each of the Guarantors shall also be released in respect of all of its obligations under the terms of this Indenture, the Notes and any Guarantee.

Article 12.

MISCELLANEOUS

Section 12.01	[Reserved].
Section 12.02	Notices.

Any notice or communication by the Company and/or a Guarantor or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), electronic delivery (PDF format only), facsimile transmission or overnight air courier guaranteeing next-day delivery, to the other’s address:

If to the Company or a Guarantor:

Videotron Ltd.
612 Saint-Jacques Street
Montréal, QC H3C 4M8
Canada
Attention: Corporate Secretary

Email: affairesjuridiques@quebecor.com and legalnotice@quebecor.com

With a copy to:

Norton Rose Fulbright Canada LLP
1 Place Ville Marie, Suite 2500
Montreal, QC H3B 1R1
Canada
Attention: Peter Wiazowski
Email: peter.wiazowski@nortonrosefulbright.com

If to the Trustee:

Computershare Trust Company, N.A.

1505 Energy Park Drive

St. Paul, MN 55108

Attention: Corporate Trust Services – Administrator Videotron Ltd. / Vidéotron ltée

Email: tina.gonzalez@computershare.com

The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to the Trustee) shall be deemed to have been duly given: at the time delivered electronically, if delivered by way of electronic means; at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery. All notices and communications to the Trustee shall be deemed duly given and effective only upon receipt.

Any notice or communication to a Holder shall be (i) mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the Security Register or (ii) provided by way of electronic means acceptable to the Trustee and the Depositary jointly, as applicable. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Notwithstanding anything to the contrary contained in this Indenture, as long as the Notes are in the form of a Global Note, notice to the Holders shall be made electronically in accordance with procedures of the Depositary and shall be sufficiently given if so made in accordance with such procedures.

Notwithstanding any other provisions of this Indenture, the Trustee may, in its sole discretion, agree in writing to accept communications under, and agree to accept and act upon instructions or directions pursuant to, this Indenture sent by e-mail, facsimile transmission or other similar electronic methods, without the requirement for any copy to be sent by facsimile or mailed. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The party providing electronic communications, notices or instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

If a notice or communication is given in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company gives a notice or communication to Holders, it shall furnish a copy to the Trustee and each Agent at the same time.

Section 12.03	Applicable Procedures of the Depositary.

Notwithstanding any other provision of this Indenture, where this Indenture or any Note provides for notice or communication of any event (including any notice of redemption) to a Holder of a Global Note

(whether by mail or otherwise), any such notice or communication permitted or required to be sent to a Holder of a Global Note may be sent in accordance with the Applicable Procedures of DTC (or other applicable depositary) and shall be sufficiently given if so sent within the time prescribed.

Section 12.04	Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee:

(a)an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)an Opinion of Counsel (other than in the case of the initial issuance under this Indenture, in which case no such opinion shall be required) in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 12.05	Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

With respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate, certificates of public officials or reports or opinions of experts.

Section 12.06	Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07	No Personal Liability of Directors, Officers, Employees and Shareholders.

No director, officer, employee, or incorporator of the Company or any Guarantor, or shareholder of the Company, or annuitant under a plan of which a shareholder of the Company is a trustee or carrier will have any liability for any indebtedness, obligations or liabilities of the Company under the Notes or the Indenture or of any Guarantor under its Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release provided in this Section 12.07 are part of the consideration for issuance of the Notes and the Guarantees. The waiver may not be effective to waive liabilities under appliable securities laws.

Section 12.08	Governing Law; Waiver of Jury Trial.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES. EACH OF THE COMPANY, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 12.09	No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10	Successors.

All covenants and agreements of the Company in this Indenture and the Notes shall bind its successors. All covenants and agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11	Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12	Consent to Jurisdiction and Service of Process.

(a)Each of the Company and each of the Guarantors irrevocably consents to the non-exclusive jurisdiction of the courts of the State of New York and the courts of the United States of America located in the Borough of Manhattan, City and State of New York over any suit, action or proceeding with respect to this Indenture or the transactions contemplated hereby. Each of the Company and each of the Guarantors waives any objection that it may have to the venue of any suit, action or proceeding with respect to this Indenture or the transactions contemplated hereby in the courts of the State of New York or the courts of the United States of America, in each case, located in the Borough of Manhattan, City and State of New York, or that such suit, action or proceeding brought in the courts of the State of New York or the United States of America, in each case, located in the Borough of Manhattan, City and State of New York was brought in an inconvenient court and agrees not to plead or claim the same.

(b)Each of the Company and each of the Guarantors irrevocably appoints CT Corporation System, located at 28 Liberty Street, New York, NY 10005, as its authorized agent in the State of New York upon which process may be served in any such suit or proceedings, and agrees that service of process upon such agent, and written notice of said service to CT Corporation System, by the person serving the same to the address provided in Section 12.02 hereof, shall be deemed in every respect effective service of process upon the Company or any Guarantor in any such suit or proceeding. Each of the Company and each of the Guarantors further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of ten years from the date of this Indenture.

Section 12.13	Conversion of Currency.

The Company covenants and agrees that the following provisions shall apply to conversion of currency in the case of the Notes and this Indenture.

(a)(i) If, for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “judgment currency”) an amount due in any other currency (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

(ii)If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company shall pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

(b)In the event of the winding-up of the Company at any time while any amount or damages owing under the Notes and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Company shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the equivalent of the amount in U.S. Dollars due or contingently due under the Notes and this Indenture (other than under this paragraph (b)) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this paragraph (b), the final date for the filing of proofs of claim in the winding-up of the Company shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Company may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

(c)The obligations contained in paragraph (a)(ii) and (b) of this Section 12.13 shall constitute obligations of the Company separate and independent from its other respective obligations under the Notes and this Indenture, shall give rise to separate and independent causes of action against the Company, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or any of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Company for a liquidated sum in respect of amounts due hereunder (other than under paragraph (b) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Company or the liquidator or otherwise or any of them. In the case of paragraph (b) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

(d)The term “rate(s) of exchange” shall mean the rate of exchange quoted by Royal Bank of Canada at its central foreign exchange desk in its head office in Montréal at 12:00 noon (Montréal, Québec time) for purchases of the Base Currency with the judgment currency other than the Base Currency referred to in Subsections (a) and (b) above and includes any premiums and costs of exchange payable.

(e)The Trustee shall have no duty or liability with respect to monitoring or enforcing this Section 12.13.

Section 12.14	Currency Equivalent.

Except as provided in Section 12.13, for purposes of the construction of the terms of this Indenture or of the Notes, in the event that any amount is stated herein in the currency of one nation (the “First Currency”), as of any date such amount shall also be deemed to represent the amount in the currency of any other relevant nation which is required to purchase such amount in the First Currency at the rate of exchange quoted by Royal Bank of Canada at its central foreign exchange desk in its head office in Montréal at 12:00 noon (Montréal, Québec time) on the date of determination.

Section 12.15	Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code (collectively, “Signature Law”). For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 12.16	Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.17	[Reserved].
Section 12.18	U.S.A. PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 12.19	Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder or other document or agreement entered into in connection herewith arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, (i) any act or provision of any present or future law or regulation or governmental authority, (ii) any act of God, (iii) natural disaster, (iv) war, (v) terrorism, (vi) civil unrest, (vii) accidents, (viii) labor dispute, (ix) disease, (x) epidemic or pandemic, (xi) quarantine, (xii) national emergency, (xiii) loss or malfunction of utility or computer software or hardware, (xiv) communications system failure, (xv) malware or ransomware or (xvi) unavailability of the Federal Reserve Bank wire or telex system or other wire or other funds transfer systems, or (xvii) unavailability of any securities clearing system, it being understood that the Trustee shall use the efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Signatures on following pages]

Dated as of November 8, 2024.

COMPANY:

VIDEOTRON LTD.

By:	/s/ Hugues Simard
	Name:	Hugues Simard
	Title:	Vice-President

By:	/s/ Jean-François Parent
	Name:	Jean-François Parent
	Title:	Vice-President and Treasurer

GUARANTORS:

VIDÉOTRON INFRASTRUCTURES INC.

By:	/s/Hugues Simard
	Name:	Hugues Simard
	Title:	Vice-President

By:	/s/ Jean-François Parent
	Name:	Jean-François Parent
	Title:	Vice-President and Treasurer

FIZZ MOBILE & INTERNET INC.

By:	/s/Hugues Simard
	Name:	Hugues Simard
	Title:	Vice-President

By:	/s/ Jean-François Parent
	Name:	Jean-François Parent
	Title:	Vice-President and Treasurer

9176-6857 QUÉBEC INC.

By:	/s/Hugues Simard
	Name:	Hugues Simard
	Title:	Vice-President

By:	/s/ Jean-François Parent
	Name:	Jean-François Parent
	Title:	Vice-President and Treasurer

FREEDOM MOBILE INC.

By:	/s/Hugues Simard
	Name:	Hugues Simard
	Title:	Vice-President

By:	/s/ Jean-François Parent
	Name:	Jean-François Parent
	Title:	Vice-President and Treasurer

VMEDIA INC.

By:	/s/Hugues Simard
	Name:	Hugues Simard
	Title:	Vice-President

By:	/s/ Jean-François Parent
	Name:	Jean-François Parent
	Title:	Vice-President and Treasurer

RIVERTV INC.

By:	/s/Hugues Simard
	Name:	Hugues Simard
	Title:	Vice-President

By:	/s/ Jean-François Parent
	Name:	Jean-François Parent
	Title:	Vice President and Treasurer

2251723 ONTARIO INC.

By:	/s/Hugues Simard
	Name:	Hugues Simard
	Title:	Vice-President

By:	/s/ Jean-François Parent
	Name:	Jean-François Parent
	Title:	Vice-President and Treasurer

FREEDOM MOBILE DISTRIBUTION INC.

By:	/s/Hugues Simard
	Name:	Hugues Simard
	Title:	Vice-President

By:	/s/ Jean-François Parent
	Name:	Jean-François Parent
	Title:	Vice-President and Treasurer

9525-7705 QUÉBEC INC.

By:	/s/Hugues Simard
	Name:	Hugues Simard
	Title:	President

By:	/s/ Jean-François Parent
	Name:	Jean-François Parent
	Title:	Vice-President and Treasurer

9525-7671 QUÉBEC INC.

By:	/s/Hugues Simard
	Name:	Hugues Simard
	Title:	President

By:	/s/ Jean-François Parent
	Name:	Jean-François Parent
	Title:	Vice-President and Treasurer

TRUSTEE:

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Erika Mullen
	Name:	Erika Mullen
	Title:	Vice President

EXHIBIT A

(Face of Note)

5.700% SENIOR NOTES DUE JANUARY 15, 2035

CUSIP
ISIN
No.	US$

VIDEOTRON LTD.

promises to pay to CEDE & CO., or its registered assigns, the principal sum of _________________Dollars (US$________) on January 15, 2035.

Interest Payment Dates: January 15 and July 15, commencing January 15, 2025.

Record Dates: January 1 and July 1.

IN WITNESS WHEREOF, the Company has caused this Note to be signed by its duly authorized officer.

VIDEOTRON LTD.

By:
Name:
Title:

By:
Name:
Title:

This is one of the [Global] Notes referred to
in the within-mentioned Indenture:

COMPUTERSHARE TRUST COMPANY, N.A.,
as Trustee

By:
Authorized Signatory
Dated		, 2024

(Back of Note)

5.700% SENIOR NOTES DUE JANUARY 15, 2035

[THIS NOTE AND THE GUARANTEES ENDORSED HEREON (TOGETHER, THIS “SECURITY”) HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH VIDEOTRON LTD. (“VIDEOTRON”) OR ANY AFFILIATE OF VIDEOTRON WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY), ONLY (A) TO VIDEOTRON OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN OFFSHORE TRANSACTIONS MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3), (7), (8), (9), (12) OR (13) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT AND IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000 PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION OF THE NOTES IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO VIDEOTRON’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D), (E) OR (F) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY IN CANADA OR WITH A RESIDENT OF CANADA BEFORE THE DATE THAT IS FOUR (4) MONTHS AND A DAY AFTER THE DATE UPON WHICH THE ISSUER OF THIS SECURITY BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.]

[If this note is a global note, insert:] THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.Interest. Videotron Ltd., a company incorporated under the laws of Québec (the “Company”), promises to pay interest (as defined in the Indenture) on the principal amount of this Note at 5.700% per annum until maturity. The Company shall pay interest semi-annually on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be January 15, 2025. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the interest rate then in effect under the Indenture and this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. For the purposes of disclosure, whenever interest is computed on a basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

2.Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the January 1 or July 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest may be made by cheque mailed to the Holders at their addresses set forth in the Security Register; provided, however, that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.Paying Agent and Registrar. Initially, Computershare Trust Company, N.A., the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4.Indenture. The Company issued the Notes under an Indenture dated as of November 8, 2024 (“Indenture”) among the Company, the guarantors party thereto (the “Guarantors”) and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.Optional Redemption; Redemption for Changes in Withholding Taxes.

(a)At any time prior to October 15, 2034, the date that is three months prior to the maturity date of the Notes (the “Par Call Date”), the Company may redeem the Notes, in whole or in part, upon not less than 10 nor more than 60 days’ notice at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i)	100% of the principal amount of the Notes to be redeemed; and
(ii)

as determined by the Company, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (assuming for this purpose that the Notes are scheduled to mature on the Par Call Date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, less (b) interest accrued on the Notes to be redeemed to the date of their redemption, plus, in either case, accrued and unpaid interest on the Notes to be redeemed to but excluding the redemption date.

At any time on or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the Notes to be redeemed to, but excluding, their redemption date.

(b)If the Company becomes obligated to pay any Additional Amounts in respect of the Notes because of a change in the laws or regulations of Canada or any Canadian Taxing Authority, or a change in any official position regarding the application or interpretation thereof, in either case that is publicly announced or becomes effective on or after the Issue Date, the Company may, at any time, upon not less than 10 days’ nor more than 60 days’ notice, redeem all, but not part, of the Notes, at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the redemption date, provided that any Holder of the Notes may, to the extent that it does not adversely affect the Company’s after-tax position, at its option, waive the Company’s compliance with the provisions of Section 4.12 of the Indenture with respect to such Holder’s Notes; provided, further, that if any Holder waives such compliance, the Company may not redeem that Holder’s Notes pursuant to Section 3.07(b) of the Indenture.

(c)Any prepayment pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

6.Mandatory Redemption. Except as set forth in Section 4.11 of the Indenture, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.Repurchase at Option of Holders Upon a Change of Control Triggering Event.

Within 30 days following any Change of Control Triggering Event, the Company shall give notice to the Trustee and each Holder describing the transaction or transactions that constitute the Change of Control Triggering Event and shall make an offer to all Holders to repurchase all or any part of such Holders’ Notes equal to US$2,000 or an integral multiple of US$1,000 in excess thereof at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the purchase date in accordance with the procedures set forth in Section 3.09 and Section 4.11 of the Indenture.

8.Notice of Redemption. Notices of redemption shall be sent at least 10 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notes in denominations larger than US$2,000 may be redeemed in part but only in integral multiples of US$1,000 in excess of US$2,000. No Notes of US$2,000 or less can be redeemed in part. On and after the redemption date interest shall cease to accrue on Notes or portions thereof called for redemption.

9.Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of US$2,000 and integral multiples of US$1,000 in excess thereof. This Note shall represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of Notes represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. The transfer of Notes shall be registered and Notes shall be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 10 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

10.Persons Deemed Owners. The registered Holder of a Note shall be treated as its owner for all purposes. Notwithstanding the foregoing, it is understood that amounts withheld from the registered Holder of Notes and the determination of obligations hereunder to pay Additional Amounts, if any, on the Notes shall in each case be determined with respect to the ultimate beneficial holder and not the registered Holder.

11.Amendment, Supplement and Waiver. Subject to certain exceptions, the Company and the Trustee may amend or supplement the Indenture or the Notes with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, including Additional Notes, if any, voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 of the Indenture, any existing Default or Event of Default (except a continuing Default or Event of Default (i) in the payment of principal, premium, if any, interest or Additional Amounts, if any, on the Notes and (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes). Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to (a) cure any ambiguity, defect or inconsistency; (b) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code; (c) provide for the assumption of the obligations of the Company or any Guarantor to Holders in the case of a merger, consolidation, or amalgamation or sale of all or substantially all of the assets of the Company or such Guarantor, as the case may be, in accordance with Section 5.01 of the Indenture; (d) make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder; (e) add additional guarantees with respect to the Notes or release Guarantors from Guarantees as provided or permitted by the terms of the Indenture; (f) provide for the issuance of Additional Notes in accordance with the Indenture; or (g) to conform the text of the Indenture or the Notes to any provision of the “Description of Notes” section in the Offering Memorandum for the Notes dated November 4, 2024 to the extent that such provision in such “Description of Notes” section was intended to be a verbatim recitation of a provision of the Indenture or the Notes.

12.Defaults and Remedies. Each of the following is an Event of Default under the Indenture: (a) default for 3 Business Days in payment of the principal amount of the Notes, or any Premium, when due at Stated Maturity, upon redemption, upon purchase, upon acceleration or otherwise; (b) default for 30 days in the payment when due of interest on or with respect to the Notes; (c) failure by the Company to comply with the provisions of Section 4.11 or 5.01 of the Indenture; (d) except with respect to the covenants described in the preceding clauses (a) through (c), failure by the Company or any Restricted Subsidiary to comply with any other agreement or covenant in the Indenture for 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% of the aggregate principal amount of the Notes outstanding; (e) default by the Company or any Restricted Subsidiary under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness for borrowed money by the Company or such Restricted Subsidiary, whether such Indebtedness is incurred before or after the Issue Date, which default: (i) is caused by a failure to pay at its Stated Maturity principal on such Indebtedness within the applicable grace period and any extensions thereof which failure has not been cured or waived, or (ii) results in the acceleration of such Indebtedness prior to its Stated Maturity (which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration), and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness with respect to which an event described in the preceding clause (i) or (ii) has occurred and is continuing, is in excess of the Threshold Amount; (f) one or more final non-appealable judgments (to the extent not covered by insurance) for the payment of money in an aggregate amount in excess of the Threshold Amount shall be rendered against the Company or any Restricted Subsidiary, and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed; (g) certain events of bankruptcy or insolvency affecting the Company or any Restricted Subsidiary; (h) any Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under the Guarantee of such Guarantor (other than by reason of release of such Guarantor from its Guarantee in accordance with the terms of the Indenture and such Guarantee).

In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company under clause (g) above occurs, all outstanding Notes will become immediately due and payable without further action or notice.

If any Event of Default occurs and is continuing (other than an Event of Default with respect to the Company under clause (g) above with respect to the Company), the Trustee, by written notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company and the Trustee, may declare all the Notes to be due and payable immediately; provided that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of Notes then outstanding (by notice to the Trustee) may on behalf of all holders of all Notes waive, rescind and annul such acceleration and its consequences if certain conditions specified in the Indenture are met.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of at least a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest or Additional Amounts, if any) if it determines in good faith that withholding notice is in the interests of the Holders. The Holders of at least a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal, premium, if any, or interest. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13. Trustee Dealings with Company. Subject to certain limitations, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Guarantor or any Guarantor or any Affiliate of the Company with the same rights it would have if it were not Trustee.

14.No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company or of any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Indenture, the Notes, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

15.Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16.Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.[Reserved].

18.CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption or notices of Offers to Purchase as a convenience to Holders. No representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or notice of an Offer to Purchase and reliance may be placed only on the other identification numbers printed thereon and any such redemption or Offer to Purchase shall not be affected by any defect in or omission of such numbers.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Videotron Ltd., 612 Saint-Jacques Street, Montréal, Québec H3C 4M8, Canada, Attention: Corporate Secretary.

19.Governing Law. The internal law of the State of New York shall govern and be used to construe this Note.

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.11 of the Indenture, check the following box:☐

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.11 of the Indenture, state the amount you elect to have purchased: US$

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.

SIGNATURE GUARANTEE:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

(Insert assignee’s social security or other tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Videotron Ltd.
612 Saint-Jacques Street
Montréal, Québec H3C 4M8
Canada
Attention: Corporate Secretary

Computershare Trust Company, N.A.

Attn: Corporate Trust Services – DAPS Reorg

1505 Energy Park Drive, St. Paul, Minnesota 55108

Telephone No.: (800) 344-5128

Email: #NACCTDAPSReorg@computershare.com

Re:5.700% Senior Notes due January 15, 2035

Reference is hereby made to the Indenture, dated as of November 8, 2024 (the “Indenture”), among Videotron Ltd., as issuer (the “Company”), the Guarantors party thereto and Computershare Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of US$_________________ in such Note[s] or interests (the “Transfer”), to ___________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.☐Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.☐Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.☐Check and complete if Transferee will take delivery of a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)☐such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)☐such Transfer is being effected to the Company or a Subsidiary thereof;

or

(c)☐such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)☐such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than US$250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

4.☐Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)☐Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)☐Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)☐Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.The Transferor owns and proposes to transfer the following: [CHECK ONE OF (a) OR (b)]

(a)	☐	a beneficial interest in the:
(i)	☐	144A Global Note (CUSIP 92660FAT1), or
(ii)	☐	Regulation S Global Note (CUSIP C96225AD6); or
(b)	☐	a Restricted Definitive Note.

2.After the Transfer the Transferee will hold:
[CHECK ONE OF (a), (b) OR (c)]

(a)☐a beneficial interest in the:

(i)☐144A Global Note (CUSIP 92660FAT1), or

(ii)☐Regulation S Global Note (CUSIP C96225AD6), or

(iii)☐Unrestricted Global Note (CUSIP ); or

(b)☐a Restricted Definitive Note; or

(c)☐an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Videotron Ltd.
612 Saint-Jacques Street
Montréal, Québec H3C 4M8
Canada
Attention: Corporate Secretary

Computershare Trust Company, N.A.

Attn: Corporate Trust Services – DAPS Reorg

1505 Energy Park Drive, St. Paul, Minnesota 55108

Telephone No.: (800) 344-5128

Email: #NACCTDAPSReorg@computershare.com

Re:5.700% Senior Notes due January 15, 2035

Reference is hereby made to the Indenture, dated as of November 8, 2024 (the “Indenture”), among Videotron Ltd., as issuer (the “Company”), the Guarantors party thereto and Computershare Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_____________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of US$___________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being

C-1

acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CIRCLE ONE] 144A Global Note, Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

C-2

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Videotron Ltd.
612 Saint-Jacques Street
Montréal, Québec H3C 4M8
Canada
Attention: Corporate Secretary

Computershare Trust Company, N.A.

Attn: Corporate Trust Services – DAPS Reorg

1505 Energy Park Drive, St. Paul, Minnesota 55108

Telephone No.: (800) 344-5128

Email: #NACCTDAPSReorg@computershare.com

Re:5.700% Senior Notes due January 15, 2035

Reference is hereby made to the Indenture, dated as of November 8, 2024 (the “Indenture”), among Videotron Ltd., as issuer (the “Company”), the Guarantors party thereto and Computershare Trust Company, N.A. as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of US$                       aggregate principal amount of:

(a)☐ a beneficial interest in a Global Note, or

(b)☐ a Definitive Note, we confirm that:

1.We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

2.We understand that the offer and sale of the Notes have not been and will not be registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A under the Securities Act, (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, such transfer is in respect of a minimum principal amount of Notes of US$250,000, (D) pursuant to offers and sales to non-U.S. Persons that occur outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to any other available exemption under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you

D-1

and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.We are an institutional “accredited investor” (as defined in Rule 501(a) (1), (2), (3), (7), (8), (9), (12) or (13) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment. We have had access to such financial and other information and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes.

5.We are acquiring the Notes or beneficial interest therein purchased by us for our own account, or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion, for investment purposes only and are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act of the securities laws of any state of the United States or any other applicable jurisdiction.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. This letter shall be governed by, and construed in accordance with, the laws of the State of New York.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

D-2

Section 12.19	Force Majeure	65

EXHIBIT A: FORM OF NOTE

EXHIBIT B: FORM OF CERTIFICATE OF TRANSFER

EXHIBIT C: FORM OF CERTIFICATE OF EXCHANGE

EXHIBIT D: FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR